UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TRIAD HOSPITALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TRIAD HOSPITALS, INC.

5800 Tennyson Parkway

Plano, Texas 75024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 20, 2003 AT 10:00 A.M., LOCAL TIME

To our stockholders:

The 2003 Annual Meeting of Stockholders of Triad Hospitals, Inc. will be held at the offices of Triad Hospitals, Inc. at 5800 Tennyson Parkway, Plano, Texas 75024 on Tuesday, May 20, 2003, beginning at 10:00 a.m., local time. The meeting will be held for the following purposes:

1.	To elect three directors to serve until the 2006 annual meeting of stockholders, or until their respective successors shall have been duly elected and qualified.

2.	To ratify the appointment of Ernst & Young LLP as our independent auditors.

3.	To consider and vote on an amendment to the Triad Hospitals, Inc. Outside Directors Stock and Incentive Compensation Plan to increase the number of authorized shares thereunder from 500,000 to 750,000.

4.	To consider and vote on an amendment to the Triad Hospitals, Inc. 1999 Long-Term Incentive Plan to increase the number of authorized shares thereunder from 14,000,000 to 16,500,000.

5.	To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on April 7, 2003 are entitled to notice of, and to vote at, the Annual Meeting. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at our executive offices, during ordinary business hours, for a period of at least ten days prior to the Annual Meeting.

You are cordially invited to be present. Stockholders who do not expect to attend in person are requested to sign and return the enclosed form of proxy in the envelope provided, or vote by telephone or Internet (instructions are on your proxy card). At any time prior to their being voted, proxies are revocable by written notice to the Secretary of the company or by voting at the meeting in person.

By order of the Board of Directors

DONALD P. FAY

Executive Vice President,

General Counsel and Secretary

April 17, 2003

TRIAD HOSPITALS, INC.

5800 Tennyson Parkway

Plano, Texas 75024

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held May 20, 2003

This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Triad Hospitals, Inc. (“Triad” or the “Company”) from holders of the Company’s outstanding shares of common stock entitled to vote at the 2003 Annual Meeting of Stockholders of the Company (and at any and all adjournments or postponements thereof) (the “2003 Annual Meeting”) for the purposes referred to below and set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders of record at the close of business on the record date, April 7, 2003, are entitled to notice of and to vote at the 2003 Annual Meeting. This Proxy Statement and the accompanying proxy materials are first being mailed to stockholders on or about April 17, 2003.

Triad’s common stock trades on the New York Stock Exchange under the ticker symbol “TRI.”

GENERAL INFORMATION ABOUT THE MEETING

Voting At The Annual Meeting

As of the record date, there were approximately 74,996,360 shares of the Company’s common stock outstanding and entitled to vote. Each share of common stock entitles the holder to one vote on all matters presented at the 2003 Annual Meeting.

The presence at the meeting, in person or by proxy, of at least a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum to transact business at the 2003 Annual Meeting. The affirmative vote of a plurality of the shares of common stock represented at the 2003 Annual Meeting, in person or by proxy, is necessary for the election of directors. Stockholders will determine any other matters submitted to them by a majority of the votes present or represented by proxy and entitled to vote, provided that, in the case of the proposal to increase the number of shares authorized under the Triad Hospitals, Inc. Outside Directors Stock and Incentive Compensation Plan and the proposal to increase the number of shares authorized under the Triad Hospitals, Inc. 1999 Long-Term Incentive Plan, the total votes cast on the proposal represents at least a majority of the outstanding shares of common stock entitled to vote at the 2003 Annual Meeting.

A stockholder who is present or represented by proxy at the 2003 Annual Meeting will be counted for purposes of determining if a quorum exists even if the stockholder abstains from voting. Votes withheld from the election of any nominee for director and abstentions from any other proposal will not be counted in the number of votes cast on any matter. If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, those shares will be considered as present and entitled to vote with respect to that matter, but will not be counted in the number of votes cast “for” or “against” the matter.

Shares of common stock represented by properly executed proxies will be voted at the 2003 Annual Meeting according to the directions marked on the proxies, unless they have previously been revoked. If the stockholders do not give directions on the proxies, the proxy holder will vote them for the election of each nominee named under “Election of Directors,” for the ratification of Ernst & Young LLP as our independent auditors, and for the approval of the amendments to increase the number of shares authorized under the Triad Hospitals, Inc. Outside Directors Stock and Incentive Compensation Plan and under the Triad Hospitals, Inc. 1999 Long-Term Incentive Plan.

Stockholders can vote their shares:

•	through the Internet at the website shown on the proxy card;

•	by telephone using the toll-free number shown on the proxy card;

•	by returning the enclosed proxy card; or

•	in person at the 2003 Annual Meeting.

Votes submitted through the Internet or by telephone must be received by 11:59 P.M., Eastern Time, on May 19, 2003. Internet and telephone voting are available 24 hours a day, and a stockholder that uses one of these methods does not need to return a proxy card. Voting in person at the meeting supersedes any earlier voting instructions.

The beneficial owner of shares held in “street name” by a broker, bank or other nominee is entitled to instruct the broker, bank or nominee, as the record holder of the shares, how to vote those shares. The broker, bank or nominee should have enclosed a voting instruction card to use in directing it on how to vote such shares.

A stockholder may change his or her voting instructions at any time prior to the vote at the 2003 Annual Meeting. For shares held directly, a vote may be changed by granting a new proxy, through the Internet, by telephone or in writing, which bears a later date (thereby automatically revoking the earlier proxy) or by attending the 2003 Annual Meeting and voting in person. The proxy holder’s powers will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy. For shares beneficially owned by a stockholder, but held in “street name” by a broker, bank or other nominee, a vote may be changed by submitting new voting instructions to the broker, bank or nominee.

Solicitation Expenses

Expenses in connection with the solicitation of proxies will be borne by Triad. Brokers, custodians and fiduciaries will be requested to transmit proxy material to the beneficial owners of common stock held of record by such persons, at Triad’s expense. Triad has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies, and for its services expects to pay fees of approximately $9,000 plus expenses.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the ownership of Triad’s common stock by persons known by Triad to own more than 5% of its outstanding common stock, Triad’s directors and Triad’s executive officers. The stock ownership information presented in the table for Triad’s directors and executive officers is as of March 31, 2003.

Name of Beneficial Owner	Number of Shares(1)(2)	Percent of Class
James E. Dalton, Jr. (3)	38,333	*
Nancy-Ann DeParle (3)	12,122	*
Barbara A Durand, R.N., Ed.D. (3)	18,349	*
Thomas F. Frist III (3)	364,124	*
Donald B. Halverstadt, M.D (3)	32,299	*
Dale V. Kesler (3)	32,101	*
Thomas G. Loeffler, Esq. (3)	40,915	*
Michael J. Parsons (3)	467,672	*
Uwe E. Reinhardt, Ph.D (3)	37,463	*
Marvin T. Runyon (3)	16,993	*
Gale E. Sayers (3)	14,349	*
James D. Shelton (3)	1,184,482	1.6%
Donald P. Fay (3)	166,087	*
Nicholas J. Marzocco (3)	160,420	*
Burke W. Whitman (3)	403,942	*
All Directors and Executive Officers as a Group (24 persons)(3)	3,758,525	4.8%

*	Less than one percent.
(1)	Unless otherwise indicated, each stockholder shown on the table has sole voting and investment power with respect to the shares beneficially owned. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right.
(2)	Each named person or group is deemed to be the beneficial owner of securities which may be acquired within 60 days through the exercise or conversion of options, warrants and rights, if any, and such securities are deemed to be outstanding for the purpose of computing the percentage beneficially owned by such person or group. Such securities are not deemed to be outstanding for the purpose of computing the percentage beneficially owned by any other person or group. Accordingly, the indicated number of shares includes shares issuable upon conversion of convertible securities or upon exercise of options (including employee stock options) held by such person or group.
(3)	Of the shares reported for Drs. Durand, Halverstadt and Reinhardt, and Messrs. Dalton, Fay, Frist, Kesler, Loeffler, Parsons, Runyon, Sayers, Shelton, Marzocco and Whitman, and Ms. DeParle 15,875; 30,875; 36,875; 10,875; 145,388; 36,875; 29,875; 36,875; 416,687; 10,875; 10,875; 932,537; 134,432; 300,205; and 11,875 shares, respectively, represent shares that are issuable pursuant to options that are exercisable within 60 days. Of the shares reported for all directors and executive officers as a group, 2,865,533 shares represent shares that are issuable pursuant to options exerciseable within 60 days.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s certificate of incorporation provides that the Board of Directors is to be divided into three classes of directors, which are required to be as nearly equal in number as possible. At each annual meeting of stockholders, one class of directors is elected to a term of three years. Directors for Class I are to be elected at this 2003 Annual Meeting for three-year terms expiring in 2006.

Donald B. Halverstadt, M.D., Barbara A. Durand, R.N., Ed.D. and Dale V. Kesler (the “Nominees”) have been nominated by the Board of Directors for election as Class I directors at the 2003 Annual Meeting, each to serve for a term of three years, until the 2006 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified. Stockholders may vote at the 2003 Annual Meeting only for the nominees named above. Mr. Dalton, a director of the company since 2001, will not be standing for reelection and will retire from the Board of Directors and each committee of the Board of Directors on which he sits effective as of the date of the 2003 Annual Meeting. The Nominating Committee of the Board of Directors has not yet identified a candidate to fill this vacancy and stockholders may vote at the 2002 Annual Meeting only for the nominees named above.

The Board of Directors recommends a vote “FOR” the election of these nominees as directors.

Proxies in the enclosed form received from holders of common stock prior to the 2003 Annual Meeting will be voted for the election of the three nominees named above as directors of the Company unless stockholders indicate otherwise. If any of the foregoing nominees is unable to serve for any reason (which event is not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons as may be determined by the holders of such proxy unless stockholders indicate otherwise. Directors will be elected by the affirmative vote of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote at the 2003 Annual Meeting. Thus, those nominees who receive the three highest numbers of votes for their election as directors will be elected, regardless of the number of shares that are not voted for the election of such nominees. Shares with respect to which authority to vote for any nominee or nominees is withheld will not be counted in the total number of shares voted for such nominee or nominees.

Information concerning each of the nominees named for election as directors along with information concerning the Class II and Class III directors, whose terms of office will continue after the 2003 Annual Meeting, is set forth below.

NOMINEES FOR ELECTION

CLASS I—TERM WILL EXPIRE IN 2006

DALE V. KESLER	Director since 1999	Age 64

Dale V. Kesler served as a partner at Arthur Andersen LLP until April 1996 and as Managing Partner of Arthur Andersen’s Dallas/Fort Worth office from 1983 to 1994. Mr. Kesler is a director of CellStar Corporation, Elcor Corporation, New Millenium Homes and Resource Services, Inc.

BARBARA A. DURAND, R.N., ED.D.	Director since 2000	Age 65

Barbara A. Durand, R.N., Ed.D has served as Professor and Dean of the Arizona State University College of Nursing since 1993. Prior to such time, she was Professor and Chairperson in the Department of Maternal-Nursing, Rush University, Rush-Presbyterian-St. Luke’s Medical Center. Dr. Durand is a fellow of the American Academy of Nursing.

DONALD B. HALVERSTADT, M.D.	Director since 1999	Age 68

Donald B. Halverstadt, M.D. has served as Chief, Pediatric Urology Service, Children’s Hospital of Oklahoma, University of Oklahoma Health Science Center, since 1967. He is a Vice Chairman and a member of the Board of Governors of the Oklahoma University Medical Center Hospital System. He is the former Chairman of the University of Oklahoma Board of Regents of which he was a member from 1993 to 2001. Dr. Halverstadt is a member of the corporate board of trustees of the Presbyterian Health Foundation and the board of directors of Lincoln National Bank.

DIRECTORS CONTINUING IN OFFICE

CLASS II—TERM WILL EXPIRE IN 2004

MARVIN T. RUNYON	Director since 1999	Age 78

Marvin T. Runyon is chairman of Runyon Group, a business consulting firm in Nashville, Tennessee. Mr. Runyon served as the 70th Postmaster General of the United States from 1992 through 1998. Mr. Runyon was Chairman of the Board of the Tennessee Valley Authority from 1988 to 1992 and President and Chief Executive Officer of Nissan Motor Manufacturing Corporation U.S.A. prior thereto. Mr. Runyon is a Director of several private entities.

JAMES D. SHELTON	Director since 1999	Age 49

James D. Shelton has served as Chairman of the Board, President and Chief Executive Officer of Triad since the date of the Company’s spin-off from Columbia/HCA Healthcare Corporation, now known as HCA Inc. (“HCA”) on May 11, 1999. From January 1, 1998 through May 11, 1999, he served as the President of the Pacific Group of HCA. Prior to that time, Mr. Shelton served as President of the Central Group of HCA from June 1994 until January 1, 1998; Executive Vice President of the Central Division of National Medical Enterprises, Inc. (now known as Tenet Healthcare Corporation) from May 1993 to June 1994; and Senior Vice President of Operations of National Medical Enterprises, Inc. prior thereto.

THOMAS F. FRIST III	Director since 1999	Age 34

Thomas F. Frist III is the Co-founder of FS Partners, LLC, a private investment firm formed in 1994. Prior to such time, he was assistant to a principal at Rainwater, Inc., a private investment firm.

GALE E. SAYERS	Director since 1999	Age 59

Gale E. Sayers is President and CEO of Sayers, a valued-added technology provider, that he co-founded in 1984. Mr. Sayers manages Sayers and Sayers Enterprises, a sports marketing and public relations firm. Mr. Sayers is a director of American Century Mutual Funds.

NANCY-ANN DEPARLE	Director since 2001	Age 46

Nancy-Ann DeParle is a health care consultant in Washington, D.C., a Senior Advisor to J.P. Morgan Partners, LLC and an Adjunct Professor at the Wharton School of the University of Pennsylvania. From November 1997 through October 2000, she served as the Administrator of the Health Care Financing Administration, now known as the Centers for Medicare and Medicaid Services. Prior to that time, she served as Associate Director for Health and Personnel at the White House Office of Management and Budget. Ms. DeParle is a director of Cerner Corporation, Davita, Inc., Guidant Corporation and Specialty Laboratories, Inc.

CLASS III—TERM WILL EXPIRE IN 2005

MICHAEL J. PARSONS	Director since 1999	Age 47

Michael J. Parsons has served as Executive Vice President and Chief Operating Officer and a Director of Triad since May 11, 1999. From January 1, 1998 through May 11, 1999, he served as the Chief Operating Officer of the Pacific Group of HCA. Prior to that time, Mr. Parsons served as Chief Financial Officer of the Central

Group of HCA from July 1994 until January 1, 1998; and Chief Financial Officer of the Central Group of National Medical Enterprises, Inc. prior thereto. Mr. Parsons is a director of the Federation of American Hospitals.

THOMAS G. LOEFFLER, ESQ.	Director since 1999	Age 56

Thomas G. Loeffler, Esq. serves as a partner at the law firm of Loeffler, Jonas & Tuggey, LLP. From June 1993 to April 30, 2001, Mr. Loeffler served as a partner at the law firm of Arter & Hadden LLP; he was an attorney and a consultant prior thereto. Mr. Loeffler served as a member of the U.S. Congress from 1979 to 1987. Mr. Loeffler is a Member of the Chancellor’s Council of the University of Texas System and serves as a Trustee of the University of Texas School of Law Foundation. Mr. Loeffler is a recent appointee to the Governor’s Council on Science and Biotechnology Development for the State of Texas.

UWE E. REINHARDT, PH.D.	Director since 1999	Age 63

Uwe E. Reinhardt, Ph.D. is the James Madison Professor of Political Economy and Professor of Economics and Public Affairs at Princeton University. Dr. Reinhardt is a Trustee of Duke University Health Center, H&Q Healthcare Investors and H&Q Life Sciences Investors, a Member of the Board of the Center for Healthcare Strategies, Inc., a Director of Amerigroup Corporation and a Member of the External Advisory Panel for Health, Nutrition and Population, The World Bank.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held five meetings in 2002. Each director attended at least seventy-five percent of the aggregate of (a) all meetings of the Board of Directors held during his or her tenure as a director and (b) all meetings of the committees of the Board of Directors on which such director served, during the period when he or she served on such committee.

The Board of Directors has a number of standing committees, including an Executive Committee, an Audit Committee, a Compliance Committee, a Quality Committee, a Compensation Committee, and a Nominating Committee.

The Executive Committee may exercise certain powers of the Board of Directors regarding the management and direction of the business and affairs of the Company when the Board of Directors is not in session. All action taken by the Executive Committee is reported to and reviewed by the Board of Directors. The members of the Executive Committee are Mr. Loeffler, Mr. Kesler and Mr. Shelton, with Mr. Shelton serving as Chair. The Executive Committee held one meeting in 2002.

The Audit Committee of the Board of Directors is responsible for (1) appointing and overseeing the work of the independent auditors and monitoring the qualifications and independence of the independent auditors, (2) pre-approving all audit and non-audit services provided to the Company by the independent auditors, (3) reviewing and making reports and recommendations to the Board of Directors with respect to the internal audit activities, accounting controls and procedures for financial reporting of the Company, (4) reviewing the annual consolidated financial statements of the Company, (5) overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, (6) reviewing the Company’s legal, regulatory and ethical compliance programs, including the Company’s Code of Conduct, (7) establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters and (8) fulfilling the other responsibilities set forth in the Audit Committee Charter as amended and re-adopted by the Board of Directors on November 21, 2002, a copy of which is attached as Exhibit A to this proxy statement. The members of the Audit Committee are Mr. Frist, Mr. Kesler and Mr. Runyon, with Mr. Kesler serving as Chair. The Audit Committee held eight meetings in 2002.

The Compliance Committee of the Board of Directors monitors adherence to the Company’s regulatory compliance program, and monitors and oversees the Company’s compliance with various provisions of the Corporate Integrity Agreement entered into as of November 1, 2001 between the Company and the Office of the Inspector General of the Department of Health and Human Services. The members of the Compliance Committee are Ms. DeParle, Dr. Halverstadt, Mr. Kesler and Dr. Reinhardt, with Dr. Halverstadt serving as chair. The Compliance Committee held four meetings in 2002.

The Quality Committee of the Board of Directors is responsible for reviewing the quality of services provided to patients at various health care facilities operated by the Company’s subsidiaries. The members of the Quality Committee are Mr. Parsons, Mr. Dalton and Dr. Durand, and Dr. Robert Cobb, M.D., president of the Company’s National Physician Leadership Group, serving in an ex officio capacity, with Mr. Parsons serving as Chair. The Quality Committee held four meetings in 2002.

The Compensation Committee of the Board of Directors is responsible for approving compensation arrangements for executive management of the Company, reviewing compensation plans relating to officers, grants of options and other benefits under the Company’s employee benefit plans and reviewing generally the Company’s employee compensation policy. The members of the Compensation Committee are Mr. Sayers, Dr. Durand and Mr. Loeffler, with Mr. Loeffler serving as Chair. The Compensation Committee held four meetings in 2002.

The Nominating Committee is responsible for screening candidates to be nominated for election to the Board of Directors by the stockholders or chosen to fill newly created directorships or vacancies on the Board of Directors. The members of the Nominating Committee are Mr. Sayers, Ms. DeParle and Dr. Halverstadt, with Mr. Sayers serving as Chair. The Nominating Committee held one meeting in 2002.

COMPENSATION OF DIRECTORS

The annual retainer for outside directors who are neither officers nor employees of the Company is $24,000 and the Board meeting fee is $1,500 per meeting. Committee members receive a fee of $500 per meeting payable only for attendance at committee meetings not held in conjunction with a meeting of the Board of Directors. Directors also are reimbursed for expenses incurred relating to attendance at meetings. Outside directors may elect to receive deferred stock units convertible into common stock, in lieu of all or a portion, in multiples of 25%, of their annual retainer. The payout of deferred stock units may be deferred, at the outside director’s election, for a period of five years or until the end of such director’s term of office.

New outside directors are awarded an initial option to acquire a number of shares of common stock determined by the Board of Directors. The Board of Directors’ practice has been to award initial options covering 20,000 shares of common stock. In addition, each outside director receives an annual option to acquire a number of shares of common stock determined by the Board of Directors. Discretionary options may also be awarded by the Board of Directors to the outside directors. Initial options and annual options become exercisable as to 25% of the shares covered by the option on each of the first four anniversaries of the date of the grant. All options have a maximum term of 10 years, are exercisable at the fair market value of the common stock on the date of the grant, and become immediately exercisable upon a change of control of Triad. On May 21, 2002, each of the continuing outside directors received an annual option grant covering 7,500 shares of Triad common stock.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

BURKE W. WHITMAN, age 47, has served as Executive Vice President and Chief Financial Officer of the Company since May 11, 1999. From May 11, 1999 to July 8, 2001 he also served as Treasurer of the Company. From February 1, 1999 through May 11, 1999, he served as Chief Financial Officer of the Pacific Group of HCA.

From May 1994 until January 31, 1999, he served as President, Chief Financial Officer, Director and Co-founder of Deerfield Healthcare Corporation. Mr. Whitman is a member of the board of the Federation of American Hospitals. Mr. Whitman serves as a Lieutenant Colonel in the U.S. Marine Corps Reserves and has been recalled to temporary active duty to participate in the Marine Corps’ Iraq and related operations.

DONALD P. FAY, age 59, has served as Executive Vice President, Secretary and General Counsel of the Company since May 11, 1999. From January 1, 1998 through May 11, 1999, he served as Senior Vice President of the Pacific Group of HCA. Mr. Fay served as Vice President—Legal of HCA from February 1994 through December 1997, and Senior Counsel of HCA prior thereto.

DANIEL J. MOEN, age 51, has served as Executive Vice President for Development and Management Services of the Company since October 2001. From January 2001 to September 2001, he served as Co-Chief Executive Officer of HIP Health Plan of Florida. From January 2000 to December 2000, he served as Chief Executive Officer of Healthline Management Inc. of St. Louis Missouri. From August 1998 to December 1999, he served as an independent healthcare consultant. From March 1996 until July 1998, he served as president of the Columbia/HCA Network Group and from March 1994 to February 1996, he served as president of the Columbia/HCA Florida Group.

CHRISTOPHER A. HOLDEN, age 39, has served as a Division President of the Company since May 29, 2001. From May 11, 1999 through May 29, 2001, he served as a Senior Vice President of the Company. From January 1, 1998 through May 11, 1999, he served as President—West Division of the Pacific Group of HCA. Prior to such time, Mr. Holden was President of the West Texas Division of the Central Group of HCA from September 1997 until January 1, 1998; Vice President of Administration for the Central Group of HCA from August 1994 until September 1997; and Assistant Vice President—Administration of the Central Group of National Medical Enterprises, Inc. prior thereto.

NICHOLAS J. MARZOCCO, age 48, has served as a Division President of the Company since May 29, 2001. From May 11, 1999 through May 29, 2001, he served as a Senior Vice President of the Company. From January 1, 1998 through May 11, 1999, he has served as President— East Division of the Pacific Group of HCA. Prior to that time, Mr. Marzocco served as Chief Operating Officer of the Louisiana Division of HCA from September 1996 until January 1, 1998; and Chief Executive Officer of North Shore Regional Medical Center, a 310-bed hospital owned by National Medical Enterprises, Inc. and located in Slidell, Louisiana, prior thereto.

G. WAYNE MCALISTER, age 56, has served as a Division President of the Company since May 29, 2001. From May 11, 1999 through May 29, 2001, he served as a Senior Vice President of the Company. From March 15, 1999 through May 11, 1999, he served as President—Central Division of the Pacific Group of HCA. Prior to such time, Mr. McAlister was an independent senior hospital management consultant from June 1997 until March 15, 1999; Regional Vice President of Paracelsus Healthcare Corporation from June 1995 until May 1997; Vice President, Operations, of Tenet Healthcare Corporation from August 1993 until May 1995; and President/Chief Operating Officer and Vice President of Operations of Healthcare International from February 1988 until November 1992.

W. STEPHEN LOVE, age 51, has served as Senior Vice President of Finance and the Controller of the Company since May 11, 1999. From March 1, 1999 through May 11, 1999, he served as Senior Vice President of Finance/Controller of the Pacific Group of HCA. Prior to that time he served as Senior Vice President/Corporate Chief Financial Officer-Operations of Charter Behavioral Health Systems, L.L.C. (formerly Charter Medical System) from December 1997 until March 1, 1999; Senior Vice President/Corporate Chief Financial Officer of Charter Behavioral Health Systems, L.L.C. from June 1997 until December 1997; and Vice President, Financial and Hospital Operations of Charter Medical System prior thereto.

WILLIAM R. HUSTON, age 48, has served as Senior Vice President of Finance of the Company since May 11, 1999. From January 1999 through May 11, 1999, he served as Senior Vice President of Finance of the

Pacific Group of HCA. He served as Division Chief Financial Officer of various divisions of the Central Group of HCA from April 1995 to December 1998; and Division Chief Financial Officer of Tenet Healthcare Corporation prior thereto.

WILLIAM L. ANDERSON, age 53, has served as a Division President of the Company since April 27, 2001. From October 1997 through April 27, 2001, he served as President, Midwest Region of Quorum Health Group, Inc. (“Quorum”), which merged into Triad on April 27, 2001. From September 1995 until October 1997, he served as Chief Executive Officer of Lutheran Hospital of Indiana, a 437-bed hospital owned by Quorum and located in Fort Wayne, Indiana. From September 1987 until September 1995, he served as Chief Executive Officer of Medical Center of Baton Rouge, a 371-bed hospital then owned by Healthtrust, Inc. and situated in Baton Rouge, Louisiana.

MARSHA D. POWERS, age 49, has served as a Division President of Triad since April 27, 2001. From March 1996 through April 27, 2001, she served as President, Southwest Region, for Quorum. From January 1994 through March 1996, she served as Vice President, Physician/Hospital Integration, of Quorum. From May 1989 through December 1993, she served as Chief Executive Officer of Fort Bend Hospital, a 65-bed hospital then owned by Epic Healthcare Group, Inc. and located in Missouri City, Texas.

THOMAS H. FRAZIER, Jr., age 45, has served as Senior Vice President of Administration of the Company since April 27, 2001. From May 1999 through April 27, 2001, he served as Chief Financial Officer of Triad’s East division. From July 1, 1998 through May 11, 1999, he served as Chief Financial Officer of the East Division of the Pacific Group of HCA. From April 1998 through July 1, 1998, he served as interim chief executive officer of one of HCA’s physician management groups. From January 1998 through April 1998, he served as interim chief executive officer for Douglas Community Medical Center, a general acute care hospital owned by HCA and located in Roseburg, Oregon. From May 1996 through December 1997, he served as chief executive officer for HCA’s Mesquite Hospital development project, a project under which HCA intended to construct a general acute care hospital in Mesquite, Texas. From April 1995 through April 1996, Mr. Frazier served as chief operating officer at Plaza Medical Center, a general acute care hospital owned by HCA and located in Fort Worth, Texas.

JAMES R. BEDENBAUGH, age 54, has served as Senior Vice President and Treasurer of the Company since July 9, 2001. From August 1984 until July 2001 Mr. Bedenbaugh held various treasury and finance positions at Magellan Health Services, Inc., including Senior Vice President of Finance, Treasurer and Assistant Secretary from March 1997 until July 2001, Vice President, Treasurer and Assistant Secretary from March 1995 until March 1997, Treasurer from December 1991 until March 1995, and various other treasury positions from August 1984 until December 1991. Prior to that time Mr. Bedenbaugh served in various financial positions at Maryland National Corporation and Martin Marietta Corporation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Triad’s executive officers and directors, and persons who own more than ten percent of the outstanding common stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to provide Triad with copies of these reports. To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to all of its executive officers, directors and greater than ten-percent stockholders were complied with during fiscal 2002, except that each of Messrs. Parsons, Shelton and Whitman and Ms. Powers inadvertently reported late one exercise of stock options and the sale of the securities underlying such stock options during 2002, Mr. Holden reported late two dispositions of stock during 2002, Mr. Frist reported late one acquisition of stock during 2002, Mr. Frazier inadvertently omitted to disclose options to acquire shares of common stock in his initial statement of beneficial ownership on Form 3 filed in 2001 and reported late one exercise of stock options and the sale of the securities underlying such stock options during 2001, and due to a clerical error, an initial statement of beneficial ownership of securities on Form 3 was not timely filed during 2002 by Mr. Bedenbaugh.

EXECUTIVE COMPENSATION

The information under this heading relates to the chief executive officer and the four other most highly compensated executive officers of the Company serving as executive officers at the end of 2002.

Summary Compensation Table

	Annual Compensation					Long-Term Compensation Awards			All Other Compensation (3)
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Other Annual Compensation (2)		Restricted Stock Awards ($) (3)		Securities Underlying Options (#)
James D. Shelton Chairman, President and Chief Executive Officer	2002 2001 2000	$976,240 896,243 670,900	$1,096,875 731,250 353,154	$	— — —	$	— — —	250,000 160,000 206,909	$	— — —

Michael J. Parsons Executive Vice President and Chief Operating Officer	2002 2001 2000	473,187 448,396 415,533	355,243 228,820 130,589		— — —		— — 28,712	75,000 80,000 103,455		— — —

Burke W. Whitman Executive Vice President and Chief Financial Officer	2002 2001 2000	456,077 429,950 385,979	342,326 220,500 125,566		— — —		36,627 33,052 58,932	75,000 80,000 103,455		— — —

Donald P. Fay Executive Vice President, Secretary and General Counsel	2002 2001 2000	348,055 327,793 290,071	261,596 168,500 94,175		— — —		— — —	50,000 50,000 41,382		— — —

Nicholas J. Marzocco Division President	2002 2001 2000	346,490 337,218 321,601	208,559 100,754 76,410		— — —		— — 29,538	40,000 40,000 41,832		— — —

(1)	Reflects bonus earned during the fiscal year. In some instances, all or a portion of the bonus was paid during the following fiscal year.
(2)	Amounts reported represent the dollar value of the difference between amounts paid by the executive officer to purchase shares of Triad common stock under Triad’s Management Stock Purchase Plan and the value of the purchased Triad common stock on the date of purchase. As of December 31, 2002, Mr. Whitman held an aggregate of 8,935 shares of restricted Triad common stock. As of December 31, 2002, Messrs. Shelton, Parsons, Fay and Marzocco held no shares of restricted Triad common stock. Pursuant to Securities and Exchange Commission rules, after deducting the consideration paid therefor, the shares held by Mr. Whitman had a net pre-tax value of $35,051. Dividends will be payable on shares of restricted stock if and to the extent paid on Triad’s common stock generally, regardless of whether or not the shares are vested.
(3)	Consists of contributions to the savings and investment plan, money purchase plan and stock bonus plan.

Option Grants In Last Fiscal Year

Individual Grants					Potential Realizable Value at Assumed Annual Rates of StockPrice Appreciation for Securities Option Term (4)
Name	Number of Securities Underlying Options (#) (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh) (2) (3)	Expiration Date	5% ($)	10% ($)
James D. Shelton	250,000	8.30%	$32.15	2/7/12	$5,054,741	$12,809,705
Michael J. Parsons	75,000	2.49%	32.15	2/7/12	1,516,422	3,842,912
Burke W. Whitman	75,000	2.49%	32.15	2/7/12	1,516,422	3,842,912
Donald P. Fay	50,000	1.66%	32.15	2/7/12	1,010,948	2,561,941
Nicholas J. Marzocco	40,000	1.33%	32.15	2/7/12	808,758	2,049,553

(1)	The options become exercisable with respect to 25% of the shares covered thereby on the first, second, third and fourth anniversary dates following the date of grant.
(2)	The option exercise price may be paid in shares of Triad common stock owned by the executive officer, in cash, or a combination thereof.
(3)	The exercise price was equal to the fair market value of the Triad common stock on the date of the grant.
(4)	The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Triad common stock over the term of the options. These amounts do not take into account provisions of the options relating to termination of the option following termination of employment, non-transferability or vesting over periods of up to four years.

Aggregated Option Exercises In Last Fiscal Year And Fiscal

Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year-End ($) (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
James D. Shelton	60,000	1,833,605	830,037	370,000	13,811,242	—
Michael J. Parsons	42,000	1,252,024	377,937	135,000	6,011,753	—
Burke W. Whitman	122,000	3,727,572	261,455	135,000	3,849,626	—
Donald P. Fay	30,000	963,225	150,388	87,500	2,354,029	—
Nicholas J. Marzocco	50,381	1,532,528	114,432	70,000	1,704,366	—

(1)	The closing price for the Triad common stock, as reported by the New York Stock Exchange, on December 31, 2002 was $29.83 per share. Value is calculated on the basis of the difference between the option exercise price and $29.83 per share, multiplied by the number of shares of Triad common stock underlying the option.

EQUITY COMPENSATION PLANS

The following table summarizes Triad’s equity compensation plan information as of December 31, 2002:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	9,272,657	$24.81	2,370,304
Equity compensation plans not approved by security holders	—	—	—

Total	9,272,657	$24.81	2,370,304

(1)	Securities to be issued are shares of Triad common stock.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT ARRANGEMENTS AND

CHANGE IN CONTROL ARRANGEMENTS

None of the executive officers of the Company has an employment contract with the Company. All employees of the Company participate in the Company’s severance policy, under which, in certain circumstances, an employee whose employment with the Company is involuntarily terminated may receive as a severance benefit up to 52 weeks of salary.

CERTAIN TRANSACTIONS

In 1999, Triad made loans to certain executive officers in connection with such officers’ initial purchases of Triad common stock under the Triad executive stock purchase plan. During 2002, each of these executive officers repaid the principal and accrued interest then outstanding on their loans. The principal and accrued interest outstanding on these loans as of the date of their repayment were as follows: Mr. Shelton, $4,353,765.36; Mr. Parsons, $870,775.95; Mr. Marzocco, $437,872.73; Mr. Fay, $438,281.65; Mr. Huston, $435,683.74; Mr. Love, $435,376.14; Mr. McAlister, $328,484.87; Mr. Frazier $437,858.57 and Mr. Whitman, $1,740,784.86. Each loan bore interest at 5.15%, compounded semi-annually (equal to the applicable Federal rate in effect, under section 1274(d) of the Internal Revenue Code of 1986, as amended, as of the date the loan was made).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Decisions on compensation for the Company’s executives are made by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee director. No member of the Compensation Committee is a current or former employee or officer of the Company or any of its affiliates or is employed by an entity having a compensation committee of which an executive officer of the Company is a member. The Compensation Committee is responsible for approving compensation arrangements for executive management of the Company, reviewing compensation plans relating to officers, grants of options and other benefits under the Company’s employee benefit plans and reviewing generally the Company’s employee compensation policy. Pursuant to certain rules of the Securities and Exchange Commission designed to enhance disclosure of corporate policies toward executive compensation, set forth below is a report submitted by the Compensation Committee.

Compensation Philosophy and Policies of Executive Officers

The Company believes that the most effective executive compensation program aligns the interests of stockholders and executives. The Company’s primary objective is to provide quality health care services while enhancing the financial performance of the Company and long-term stockholder value. At the Company there is a strong link between strategic business goals and compensation and benefit goals.

Cash Compensation

The base salaries of the named executive officers are listed in the Summary Compensation Table found under “Executive Compensation” in this Proxy Statement. These salaries and the salaries of other executive officers are evaluated annually. In determining appropriate salary levels and salary increases, several factors are considered, including individual performance, experience, level of responsibility and external pay practices. At its regular meeting in February, 2002, the Compensation Committee evaluated the 2002 base salaries for the remainder of 2002 for corporate office employees, including the executive officers of the Company, and for the officers at each of the Company’s facilities (generally, the facility chief executive officer, chief financial officer and chief nursing officer). In most instances, the Compensation Committee determined to increase base salaries by approximately 3.5%, to reflect anticipated cost of living and merit increases. See “—Chief Executive Officer Compensation” below for additional information.

The Triad 2002 Annual Incentive Plan, as adopted by the Compensation Committee at its regular meeting in February 2002, provides for the payment of annual cash bonuses following the close of each plan year to eligible employees based upon the achievement of objective performance criteria. Annual incentive award opportunities at the Company are designed to focus management attention on key operational goals deemed important for the upcoming fiscal year, and to support the Company’s strategic goal for consistent growth by highlighting corporate and business unit earnings as the main performance measure affecting incentive bonus payments. Bonus awards are contingent upon meeting or exceeding certain performance goals such as, for corporate office employees, attainment of the Company’s budgeted earnings per share and for hospital employees, additional attainment of budgeted facility earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA margin and cash accounts receivable for such plan year.

After the 2002 financial performance of the Company and its various hospitals and other facilities had been determined, the Compensation Committee determined that the Triad 2002 Annual Incentive Plan financial performance targets had been achieved and authorized the payment of cash bonuses pursuant to such incentive plan.

Equity-Based Compensation

Equity based compensation may be provided in the form of stock options, performance awards and restricted shares of common stock.

Stock option grants provide an incentive that focuses the executive’s attention on managing the business of our company from the perspective of an owner with an equity stake in the business and helps ensure that operating decisions are based on long-term results that benefit the business and ultimately our stockholders. Specifically, the option grants to executive officers provide the right to purchase shares of common stock at the fair market value on the date of the grant. Usually, each stock option becomes vested and exercisable only over a period of time, generally one to five years. The number of shares covered by each grant reflects the executive’s level of responsibility and past and anticipated contributions.

Triad has granted stock options to certain of its executive and other employees pursuant to its 1999 Long-Term Incentive Plan, as amended. Options to purchase an aggregate of 2,937,250 shares were granted to 291 employees and officers during 2002. The 1999 Long-Term Incentive Plan also provides for the granting of restricted stock awards and various other performance awards; however, Triad has not granted any of such other awards under the plan.

Finally, certain officers may elect to receive up to a specified percentage of their base salary (25% for senior vice presidents and above, and 10% for corporate vice presidents and hospital chief executive officers) in restricted shares of common stock. These restricted shares are granted at a 25% discount from the fair market value of the common stock on the date of the grant. The restricted period is generally three years from the date of grant. With certain exceptions, if employment is terminated during the restricted period, the employee receives a cash payment equal to the lesser of (a) the then-current fair market value of the restricted shares or (b) the aggregate salary foregone by the employee as a condition to receiving the restricted shares. Any additional value is forfeited.

Chief Executive Officer Compensation

Mr. Shelton does not have an employment contract. During 2002 Mr. Shelton’s salary totaled $976,240. As Chief Executive Officer, Mr. Shelton’s compensation during 2002 consisted of the same components as for other executive officers, namely base salary, Annual Incentive Plan bonus, and stock options. In establishing Mr. Shelton’s compensation, the Compensation Committee applied the principles outlined above in the same manner as they were applied to other executives. The Committee believes that the base salary paid to Mr. Shelton in 2002 was appropriate in light of his significant critical contributions to the day-to-day business operations of the Company, including the continued improvement in the operations of the Company’s healthcare facilities.

Section 162(m) of the Internal Revenue Code of 1986

Section 162(m) of the Internal Revenue Code disallows a deduction to the Company for any compensation paid to a “covered employee” in excess of $1 million per year, subject to certain exceptions. In general, “covered employees” include the chief executive officer and the four other most highly compensated executive officers of the Company who are in the employ of the Company and are officers at the end of the tax year. Among other exceptions, the deduction limit does not apply to compensation that meets the specified requirements for “performance-based compensation.” The Compensation Committee has endeavored, to the extent it deems consistent with the best interests of the Company and its stockholders, to obtain maximum deductibility of compensation paid to executive officers. To that end, the Triad Hospitals, Inc. 1999 Long-Term Incentive Plan (the “LTIP Plan”) was submitted to and approved by the Company’s stockholders during 2001 and the Company is able to make awards under that plan which satisfy the requirements of Section 162(m) of the Internal Revenue Code. All awards granted during 2002 pursuant to the LTIP Plan were intended to be fully deductible “performance-based compensation.” However, the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation. Accordingly, the Board and the Compensation Committee reserves the authority to award non-deductible compensation in appropriate circumstances.

Because the Company establishes individual compensation based primarily upon company performance and competitive considerations, executive officer compensation may exceed $1 million in a given year. However, any compensation received by an executive officer for 2002 that exceeded the amounts permitted by Section 162(m) was not material to the Company.

Thomas G. Loeffler, Esq., Chairman

Gale E. Sayers

Barbara A. Durand, R.N., Ed.D.

Members of the Compensation Committee

PERFORMANCE GRAPH

The following graph compares at the end of 2002 the cumulative total stockholder return on the Company’s common stock, the cumulative total return of the companies on the Standard & Poor’s Midcap 400 Index and the cumulative total return on the Standard and Poor’s Hospital Management Index over the same period.

The foregoing performance graph assumes the investment of $100 on May 11, 1999 (the first day of regular trading of the common stock of the Company on the NASDAQ), and the reinvestment of any cash dividend on the ex-dividend date in respect of such dividend.

AUDIT COMMITTEE REPORT

The members of the Audit Committee are independent as defined in the New York Stock Exchange’s listing standards, which provide, among other things, that directors shall have no relationship with Triad that may interfere with the exercise of their independence from management and Triad. The Audit Committee Charter, as amended and re-adopted by the Board of Directors on November 21, 2002, is attached as Exhibit A to this proxy statement.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and review these processes and the activities of the Company’s independent auditors. The Audit Committee members are not acting as professional accountants or auditors, and their functions are not intended to duplicate or certify the activities of management and the independent auditors or to certify the independence of the auditors under applicable rules.

The Audit Committee has reviewed and discussed Triad’s audited financial statements as of December 31, 2002 with management and Ernst & Young LLP, Triad’s independent auditors.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, as issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standard No. 1, as adopted by the Independence Standards Board, and has discussed with Ernst & Young LLP its independence. When considering Ernst & Young LLP’s independence, the Audit Committee considered, among other matters, whether Ernst & Young LLP’s provision of non-audit services to the Company is compatible with maintaining the independence of Ernst & Young LLP. Consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee has adopted additional policies to ensure the independence of the independent auditors such as prior committee approval of non-audit services.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements as of December 31, 2002 be included in Triad’s Annual Report on Form 10-K. The Audit Committee also recommended to the Board of Directors that Ernst & Young LLP be selected as independent auditors of the Company for the year 2003, subject to stockholder ratification.

Dale V. Kesler, Chairman

Marvin T. Runyon,

Thomas F. Frist III

Members of the Audit Committee

PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Ernst & Young LLP, independent certified public accountants, as independent auditors for the Company for the year 2003. Ernst & Young LLP served as independent auditors for the Company in 2002. A resolution will be submitted to stockholders at the meeting for ratification of such selection. Although ratification by stockholders is not a prerequisite to the ability of the Audit Committee of the Board of Directors to select Ernst & Young LLP as the Company’s independent auditors, the Company believes such ratification to be desirable. If the stockholders do not ratify the selection of Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Audit Committee of the Board of Directors; however, the Audit Committee of the Board of Directors may select Ernst & Young LLP notwithstanding the failure of the stockholders to ratify its selection.

It is expected that a representative of Ernst & Young LLP will be present at the meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

The following table summarizes the aggregate fees billed by Ernst & Young LLP for services rendered for the years ended December 31, 2002 and December 31, 2001:

		2002		2001
Audit fees		$997,524		$1,102,021
Audit-related fees		318,468		275,851
Tax fees		1,745,414		1,290,295
All other fees:
Compliance review	525,000		787,880
Other	236,344		198,509

Total of all other fees		761,344		986,389

Total		$3,822,750		$3,654,556

The amount shown for audit fees includes fees for professional services rendered for the audit by Ernst & Young LLP of Triad’s annual financial statements and the reviews by Ernst & Young LLP of Triad’s financial statements included in its Quarterly Reports on Form 10-Q and work related to registration statements filed by Triad. The amount shown for audit related fees includes fees for due diligence procedures performed in connection with acquisitions, audits of employee benefit plans and audits of certain subsidiaries. The amount shown for tax fees includes all income tax services other than those directly related to the audit of the income tax accrual. The amount shown for compliance review includes fees for work performed in connection with Triad’s regulatory compliance program and the Corporate Integrity Agreement between Triad and the Office of the Inspector General of the Department of Health and Human Services. The fees for all other services not described above relate primarily to an analysis of incentive and option plans in 2002 and a review of cost reports in 2001.

The Board of Directors recommends a vote “FOR” this proposal.

PROPOSAL 3—AMENDMENT TO THE OUTSIDE DIRECTORS STOCK AND INCENTIVE COMPENSATION PLAN

Set forth below is a description of the Triad Hospitals, Inc. Outside Directors Stock and Incentive Compensation Plan, as amended (the “Plan”). The Plan became effective on May 11, 1999, the date of the spin-off of the Company from HCA. The Plan is designed to encourage ownership of stock in the Company by directors who are not also employees of the Company or any of its subsidiaries (“Outside Directors”), to provide an incentive to such directors to continue to serve the Company, and to aid the Company in attracting qualified director candidates in the future. The Company’s Board of Directors proposes to amend the Plan, subject to stockholder approval, to increase the number of shares of common stock authorized for issuance under the Plan to 750,000 from 500,000. In the event stockholder approval is not obtained, the Company will not increase the number of shares authorized for issuance under the Plan, but awards may continue to be made under the previously existing terms of the Plan. The Plan has a term of ten years. A brief description of the material features of the Plan is set forth below, but is qualified by reference to the full text of the Plan attached as Exhibit B to this proxy statement.

DESCRIPTION OF THE PLAN

Administration

The Plan is administered by the Board of Directors. The Board of Directors has broad authority in the administration of the Plan and is authorized, among other things, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to exercise all powers and authorities either specifically granted under the Plan or necessary or advisable in the administration of the Plan.

Reservation of Shares

The Board of Directors proposes to amend the Plan, subject to stockholder approval, to increase the number of shares of Triad common stock authorized for issuance under the Plan to 750,000 from 500,000. The shares of Triad common stock to be issued under the Plan will be made available from authorized but unissued shares of Triad common stock or issued shares that have been reacquired by Triad. If an option or a deferred stock unit award under the Plan is canceled, terminates, expires unexercised or is exchanged for a different award without the issuance of shares of Triad common stock, the shares covered by the option or award will, to the extent of such termination or non-use, again be available for awards thereafter granted during the term of the Plan. In the event of a reorganization, recapitalization, or other specified corporate events affecting Triad or Triad common stock, the Board of Directors may make such adjustments or substitutions, as it may determine is appropriate, in the number and kind of shares that may be distributed in respect of options or deferred stock units under the Plan, as well as the number and kind of shares under or representing outstanding options or deferred stock units under the Plan.

Types of Awards

Four types of awards may be granted to Outside Directors under the Plan: Initial Options, Annual Options, Discretionary Options and Deferred Stock Units.

Options.    An “Initial Option” is a one-time grant of an option to acquire a number of shares of Triad common stock as is determined from time to time by the Board of Directors, and it is given to every new Outside Director who joins the Triad Board. The Board of Directors’ current practice is to grant an Initial Option covering 20,000 shares of common stock to new Outside Directors. An “Annual Option” is granted to each person who is an Outside Director on the first business day of each board term and covers a number of shares of Triad common stock as is determined from time to time by the Board of Directors. “Discretionary Options” may be granted to Outside Directors from time to time at the discretion of the Board of Directors.

The number of shares subject to each option is at the discretion of the Board of Directors. Initial Options and Annual Options become exercisable as to 25% of the shares covered by the option on each of the first four anniversaries of the date of the grant. All such options have a term of 10 years, are exercisable at the fair market value of the Triad common stock on the date of the grant, and become fully and immediately vested and exercisable upon a change of control of Triad (as defined in the Plan). Discretionary Options have such terms as to vesting, exercisability and exercise price as the Board of Directors may determine at the time of grant, provided that the term of the option may not exceed 10 years from the grant date and the exercise price of the option may not be less than the fair market value of Triad common stock on the grant date. All options granted under the Plan are nontransferable except for certain limited transfers to family members (as provided in the Plan) for estate planning, tax planning, donative purposes or pursuant to a domestic relations order.

Subject to certain terms and conditions, an option may be exercised in whole or in part at any time during the period permitted for the exercise thereof by written notice to Triad, together with payment of the exercise price for the number of shares with respect to which the option is being exercised. Vested options granted under the Plan will generally remain exercisable for 6 months after the death or disability of the Outside Director and for 90 days after any other termination of service as an Outside Director. Upon a change in control of Triad (as defined in the Plan), each outstanding option will become fully and immediately vested and exercisable.

Deferred Stock Units.    Outside Directors may each elect to receive Deferred Stock Units, in lieu of all or a portion, in 25% increments, of their annual retainer. The number of Deferred Stock Units received is determined based on the fair market value of Triad common stock on the grant date. The grant date is the first business day of each Board term. Amounts equivalent to any dividends that would have been paid to Outside Directors in respect of a number of shares of Triad common stock equal to the number of Deferred Stock Units are credited under the Plan and converted into additional Deferred Stock Units. Deferred Stock Units are immediately and fully vested and are paid out, at the election of the Outside Director, on either the fifth anniversary of the grant date or on the date the Outside Director ceases to be a member of the Board. Payment is made in Triad common stock of a number of shares equal to the number of Deferred Stock Units.

Federal Income Tax Consequences

Stock Options.    An Outside Director will not generally recognize taxable income upon the grant of a nonqualified stock option to purchase shares of Triad common stock. Upon exercise of the option, the Outside Director will generally recognize ordinary income for Federal income tax purposes equal to the excess of the fair market value for the shares over the exercise price. Triad will be entitled to a Federal income tax deduction equal to the amount of ordinary income recognized by the Outside Director. The deduction will be allowed at the same time as the Outside Director recognizes the income.

Deferred Stock Units.    An Outside Director who receives Deferred Stock Units will not generally recognize taxable income upon the crediting or vesting of the units. Taxable ordinary income will be recognized upon the payment of the Deferred Stock Units, based on the fair market value at the time of payment of the shares of Triad common stock received by the Outside Director. Triad will be entitled to a Federal income tax deduction equal to the amount of ordinary income recognized by the Outside Director.

New Plan Benefits

The number of options or Deferred Stock Units to be granted in the future to Outside Directors is not determinable at this time. During 2002, Annual Options to purchase 7,500 shares of Triad common stock at an exercise price of $40.84 per share were granted under the Plan to each Outside Director, and Ms. DeParle, Drs. Durand and Reinhardt and Messrs. Loeffler, Sayers and Runyon elected to receive, respectively, 146.9148, 587.6592, 587.6592, 587.6592, 587.6592 and 587.6592 Deferred Stock Units in lieu of all or part of their annual retainers.

The Board of Directors recommends a vote “FOR” the approval of the amendment to the Triad Hospitals, Inc. Outside Directors Stock and Incentive Compensation Plan.

PROPOSAL 4—AMENDMENT TO THE TRIAD 1999 LONG-TERM INCENTIVE PLAN

Set forth below is a description of the Triad Hospitals, Inc. 1999 Stock Option Plan, as amended (the “LTIP Plan”). The purpose of the LTIP Plan is to promote the interests of Triad and its stockholders by strengthening Triad’s ability to attract, motivate and retain personnel upon whose judgment, initiative and efforts the financial success and growth of Triad’s business largely depend. The Company’s Board of Directors proposes to amend the LTIP Plan, subject to stockholder approval, to increase the number of shares of common stock authorized for issuance under the plan to 16,500,000 from 14,000,000. In the event stockholder approval is not obtained, the Company will not increase the number of shares authorized for issuance under the LTIP Plan, but awards may continue to be made under the previously existing terms of the LTIP Plan. The LTIP Plan has a term of 10 years. A brief description of the material features of the LTIP Plan is set forth below, but is qualified by reference to the full text of the LTIP Plan attached as Exhibit C to this proxy statement.

DESCRIPTION OF THE PLAN

Administration

The LTIP Plan is administered by the compensation committee of the Board of Directors. Generally, the compensation committee has the authority to determine the persons to whom awards are granted, the types of awards to be granted, the time at which awards will be granted, the number of shares, units or other rights subject to each award, the exercise, base or purchase price of an award (if any), the time or times at which the award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an award, and the duration of the award.

Eligibility

All employees of Triad and its subsidiaries and, in the case of awards other than incentive stock options, any consultant or independent contractor providing services to Triad or a subsidiary, are eligible to be granted awards under the plan, as selected from time to time by the compensation committee.

Reservation of Shares

The Board of Directors proposes to amend the LTIP Plan, subject to stockholder approval, to increase the number of shares of Triad common stock reserved for issuance under the LTIP Plan from 14,000,000 to 16,500,000. The shares of Triad common stock to be issued under the LTIP Plan will be made available from authorized but unissued shares of Triad common stock or issued shares that have been reacquired by Triad. If any award payable in common stock under the LTIP Plan is forfeited, canceled, returned to Triad for failure to satisfy vesting requirements or otherwise terminates without payment being made thereunder, the shares covered by such award shall again be available for awards under the LTIP Plan. In the event of certain corporate reorganizations, recapitalizations, or other specified corporate transactions affecting Triad or the Triad common stock, proportionate adjustments may be made to the number of shares available for grant, as well as the other maximum share limitations, under the LTIP Plan, and number of shares and prices under outstanding awards.

Types of Awards

The LTIP Plan provides for the grant to eligible persons of stock options, including both incentive stock options and nonqualified stock options, as well as stock appreciation rights, restricted stock, performance awards, phantom stock and dividend equivalent awards; provided, that of the additional 7,500,000 shares of common stock authorized for issuance under the LTIP Plan by approval of the stockholders on April 26, 2001, only 375,000 shares may be issued pursuant to Awards other than Options. Except as otherwise set forth below, there will not be any restriction on the types of awards for which the shares to be added to the LTIP Plan by this current proposal may be issued.

Nonqualified and Incentive Stock Options.    The maximum number of shares that may be covered under options granted to any one participant in any calendar year is 700,000 shares. The exercise price of an option will be determined by the compensation committee, provided that the exercise price per share of an option may not be less than the fair market value of a share of Triad common stock on the date of grant. The value of Triad common stock (determined at the time of grant) that may be subject to incentive stock options that become exercisable by any one employee in any one year is limited to $100,000. The maximum term of stock options granted under the LTIP Plan is ten years from the date of grant. The compensation committee is to determine the extent to which an option will become and/or remain exercisable in the event of termination of employment or service of a participant under various circumstances, including retirement, death or disability, subject to certain limitations for incentive stock options. Subject to certain terms and conditions, an option may be exercised in whole or in part at any time during the term thereof by written notice to Triad, together with payment of the aggregate exercise price of the option. In addition to the exercise price, the participant must pay Triad in cash or, at the compensation committee’s discretion, in Triad common stock, the full amount of all applicable income tax and employment tax amounts required to be withheld in connection with the exercise of the option.

Stock Appreciation Rights.    A stock appreciation right may be granted either in tandem with an option or without a related option. A stock appreciation right entitles the holder, upon exercise, to receive a payment based on the excess of the fair market value of a share of Triad common stock on the date of exercise over the base price of the stock appreciation right (which may not be less than the fair market value of a share of Triad common stock on the date of grant), multiplied by the number of shares as to which such stock appreciation right is being exercised. The maximum term of a stock appreciation right will be ten years from the date of grant. No more than 700,000 shares of Triad common stock may be subject to stock appreciation rights granted to any one participant during any calendar year. Stock appreciation rights are payable, in the discretion of the compensation committee, in cash, in shares of Triad common stock, or in a combination of cash and shares of Triad common stock.

Restricted Stock Awards.    An award of restricted stock represents shares of Triad common stock that are issued subject to such restrictions on transfer and incidents of ownership, and such forfeiture conditions, as the compensation committee deems appropriate. The compensation committee may grant an award of restricted stock that is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, as well as restricted stock awards that are not so intended to qualify. The restrictions imposed upon an award of restricted stock will lapse in accordance with the vesting requirements specified by the compensation committee in the award agreement. Such vesting requirements may be based on the continued employment of the participant for a specified time period or on the attainment of specified business goals or performance criteria established by the compensation committee which, in the case of awards intended to qualify under Section 162(m) of the Internal Revenue Code, will be based on the performance criteria described below under the heading “Performance Awards.” The compensation committee may, in connection with an award of restricted stock, require the payment of a specified purchase price. Subject to the transfer restrictions and forfeiture restrictions relating to the restricted stock award, the participant will have the rights of a stockholder of Triad, including all voting and dividend rights, during the restriction period, unless the compensation committee determines otherwise at the time of the grant. The maximum number of shares of Triad common stock that may be subject to a restricted stock award granted to a participant during any one calendar year shall be 280,000 shares.

Performance Awards.    Performance awards are units denominated on the date of grant either in shares of Triad common stock (“performance shares”) or in specified dollar amounts (“performance units”). The compensation committee may grant performance awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, as well as performance awards that are not so intended to qualify. Performance awards are payable upon the achievement of performance criteria established by the compensation committee at the beginning of the applicable performance period. At the time of grant, the compensation committee establishes the number of units, the duration of the performance period or periods, the applicable performance criteria, and, in the case of performance units, the target unit value or range of unit values for the performance awards. At the end of the performance period, the compensation committee determines the payment to be made, based on the extent to which the performance goals have been achieved. Performance awards are payable, in the discretion of the compensation committee, in cash, in shares of Triad common stock, or in a combination of cash and shares of Triad common stock. The maximum amount of compensation that may be payable to a participant during any one calendar year with respect to a performance unit shall be $4.2 million. The maximum number of performance shares granted to any one participant during any calendar year shall be 280,000 performance shares. The performance criteria upon which the payment or vesting of a performance award that is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code is limited to one or more of the following business measures, which may be applied with respect to Triad, any subsidiary or any business unit, and which may be measured on an absolute or relative to peer-group basis: (i) total stockholder return, (ii) stock price increase, (iii) return on equity, (iv) return on capital, (v) earnings per share, (vi) EBIT (earnings before interest and taxes), and (vii) cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital). In the case of performance awards that are not intended to qualify as performance-based compensation under 162(m) of the Internal Revenue Code, the compensation committee will designate performance criteria from among the foregoing or from other business criteria that it determines appropriate.

Phantom Stock.    An award of phantom stock gives the participant the right to receive payment at the end of a fixed vesting period based on the value of a share of Triad common stock at the time of vesting. Phantom stock units are subject to such restrictions and conditions to payment as the compensation committee determines are appropriate. An award of phantom stock may be granted, at the discretion of the compensation committee, together with an award of dividend equivalent rights for the same number of shares covered thereby. Phantom stock awards are payable, in the discretion of the compensation committee, in cash, in shares of Triad common stock having an equivalent fair market value on the applicable vesting dates, or in a combination thereof.

Dividend Equivalents.    Dividend equivalent awards entitle the holder to receive cash payments determined by reference to dividends declared on the Triad common stock during the term of the award, which shall not exceed ten years from the date of grant. Dividend equivalent awards may be granted on a stand-alone basis or in tandem with other awards under the plan. Dividend equivalent awards are payable in cash or in shares of Triad common stock, as determined by the compensation committee.

Transferability

Awards under the LTIP Plan are not transferable, except by will or the laws of descent and distribution or for certain transfers to a participant’s family members, charitable institutions or such other persons or entities approved by the compensation committee, subject to limitations described in the LTIP Plan.

Change-In-Control

The compensation committee may, in an award agreement, provide for the effect of a change-in-control (as defined in the LTIP Plan) on the award. Such provisions may include the acceleration of an award’s vesting or extension of the time for exercise, the elimination or modification of performance or other conditions, the cash settlement of an award or other adjustments that the compensation committee considers appropriate.

Amendment and Termination

The Board of Directors may amend or modify the LTIP Plan at any time. No amendment to the LTIP Plan may be made without the consent of the Company’s stockholders if the amendment would change the class of eligible participants, increase the number of shares of Common Stock reserved for issuance or reserve for particular types of awards, permit options to be granted at an exercise price below fair market value or allow the repricing of options without stockholder approval. In addition, the Board of Directors may seek stockholder approval of any amendment to the extent it deems necessary or advisable for purposes of compliance with section 162(m) or section 422 of the Code, the listing requirements of the New York Stock Exchange or for any other purpose.

Federal Income Tax Consequences

Stock Options.    An optionee will not generally recognize taxable income upon the grant of a nonqualified stock option to purchase shares of Triad common stock. Upon exercise of the option, the optionee will generally recognize ordinary income for Federal income tax purposes equal to the excess of the fair market value for the shares over the exercise price. Triad will be entitled to a Federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income. An optionee will not generally recognize income upon the grant of an incentive stock option to purchase shares of Triad common stock and will not generally recognize income upon exercise of the option, provided the optionee is an employee of Triad or a subsidiary at all times from the date of grant until three months prior to exercise. However, the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price will be includable for purposes of determining any alternative minimum taxable income of an optionee. Where an optionee who has exercised an incentive stock option sells the shares acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. An optionee who sells the shares within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of the difference between (a) the exercise price and the fair market value of the shares on the date of exercise, or (b) the exercise price and the sales proceeds. Any remaining gain or loss will be treated as a capital gain or loss. Triad will be entitled to a Federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee in this case. The deduction will be allowable at the same time the optionee recognizes the income.

Other Awards.    The current Federal income tax consequences of other awards authorized under the plan are generally in accordance with the following: stock appreciation rights are subject to taxation in substantially the same manner as nonqualified stock options; restricted stock subject to a substantial risk of forfeiture results in income recognition to the extent of the excess of the fair market value of the shares of Triad common stock over the purchase price (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); performance awards, phantom stock and dividend equivalents are generally subject to tax at the time of payment. In each of the foregoing cases, Triad will generally have a corresponding deduction at the same time the participant recognizes income.

New Plan Benefits

The number of options or other options to be granted in the future to Triad’s executive officers and to other employees is not determinable at this time. During 2002, stock options to purchase an aggregate of 490,000 shares of Triad common stock at an exercise price of $32.15 per share were granted under the LTIP Plan to the chief executive officer and four most highly compensated executive officers of Triad serving as executive officers at the end of 2002, consisting of options granted to James D. Shelton, Michael J. Parsons, Burke W. Whitman, Donald P. Fay and Nicholas J. Marzocco to purchase 250,000, 75,000, 75,000, 50,000 and 40,000 shares, respectively; options to purchase an aggregate of 360,000, shares of Triad common stock at an exercise price of $32.15 per share were granted to Triad executive officers (other than the named executive officers); and options to purchase an aggregate of 2,087,250, shares of Triad common stock at a weighted average exercise price of $32.64 per share were granted to other employees of Triad. A total of 277 Triad employees have participated in the plan in 2002.

The Board of Directors recommends a vote “FOR” the approval of the amendment to the Triad Hospitals, Inc. 1999 Long-Term Incentive Plan.

PROPOSAL 5—ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING

As of the date of this statement, the Board of Directors knows of no business that will be presented for consideration at the meeting other than that referred to above. As to other business, if any, that may come before the meeting, proxies in the enclosed form will be voted in accordance with the judgment of the person or persons voting the proxies.

STOCKHOLDER NOMINATIONS AND PROPOSALS

The Board of Directors will receive at any time and will consider from time to time suggestions from stockholders as to persons to be nominated by the Board of Directors for election thereto by the stockholders or to be chosen by the Board of Directors to fill newly created directorships or vacancies on the Board of Directors.

The Company’s bylaws require that there be furnished to the Secretary of the Company at the Company’s principal executive offices written notice with respect to the nomination of a person for election as a director (other than a person nominated by or at the direction of the Board of Directors), as well as the submission of a proposal (other than a proposal submitted by or at the direction of the Board of Directors), at an annual meeting of stockholders. In order for any such nomination or submission to be proper, the notice must contain certain information concerning the nominating or proposing stockholder and the nominee or the proposal, as the case may be, and must be delivered to the Secretary of the Company at the Company’s principal executive offices not less than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which the public announcement of the date of such meeting is first made.

In the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by the Company’s by-laws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company.

Nominations by stockholders of persons for election to the Board of Directors may be made at a special meeting of stockholders if the stockholder’s notice required by the Company’s by-laws is delivered not later than the close of business on the later of the 90 days prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

A copy of the applicable by-law provisions may be obtained, without charge, upon written request to the Secretary of the Company at the Company’s principal executive offices.

In accordance with the rules of the Securities and Exchange Commission, any proposal of a stockholder intended to be presented at the Company’s 2004 Annual Meeting of Stockholders must be received by the Secretary of the Company before December 18, 2003 in order for the proposal to be considered for inclusion in the Company’s notice of meeting, proxy statement and proxy relating to the 2004 Annual Meeting, currently scheduled for Tuesday, May 25, 2004.

By order of the Board of Directors

DONALD P. FAY

Executive Vice President, General

Counsel and Secretary

April 17, 2003

A copy of our Annual Report on Form 10-K for the year ended December 31, 2002, excluding certain of the exhibits thereto, is included with this proxy statement.

EXHIBIT A

TRIAD HOSPITALS, INC.

Charter

Audit Committee

of the Board of Directors

Purpose

The Audit Committee is a committee of the Board of Directors of Triad Hospitals, Inc. Its purpose is to:

•	Assist the Board in fulfilling its oversight responsibilities by:

•	Overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

•	Monitoring the integrity of financial information that will be provided to the shareholders and others and the Company’s compliance with legal and regulatory requirements.

•	Reviewing areas of potential significant financial risk to the Company including evaluation of the system of internal controls and procedures for financial reporting which management and the Board of Directors has established.

•	Monitoring the qualifications and independence of the Company’s external auditors.

•	Monitoring the performance of the Company’s external auditors and internal auditing function.

•	Reporting on all such matters to the Board of Directors.

•	Prepare the report required by the SEC rules to be included in the Company’s annual proxy statement.

Membership & Meetings

•	Committee members shall meet the requirements of the New York Stock Exchange.

•	The Committee shall consist of not less than three members and all members must be directors of the Company, affirmatively determined by the Board of Directors to be independent directors as defined by New York Stock Exchange requirements. Notwithstanding the foregoing, no member of the Committee may be an “affiliated person” of the Company or any of its subsidiaries as defined by the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.

•	All members of the Committee shall be financially literate and able to read and understand fundamental financial statements.

•	At least one member of the Committee shall be determined by the Board to be a “financial expert” as defined by the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder. For purposes of this determination by the Board, the term “financial expert” means a person who has, through education and experience as a public accountant or auditor, or a principal financial officer, controller, or principal accounting officer, of a company that, at the time the person held such position, was required to file reports pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or experience in one or more positions that involve the performance of similar functions (or that results, in the judgment of the Board, in the person’s having similar expertise and experience), the following attributes:

a.	An understanding of generally accepted accounting principles and financial statements;

b.	Experience applying such generally accepted accounting principles in connection with the accounting for estimates, accruals, and reserves that are generally comparable to the estimates, accruals and reserves, if any, used in the Company’s financial statements;

c.	Experience preparing or auditing financial statements that present accounting issues that are generally comparable to those raised by the Company’s financial statements;

d.	Experience with internal controls and procedures for financial reporting; and

e.	An understanding of audit committee functions.

•	The Committee shall meet at least four times each year.

•	The Committee should meet privately in executive session at least quarterly with the Vice President of Audit Services (or any other officer of the Company having overall responsibility at the time in question for the Company’s internal auditing function) and the external auditors to discuss any matters that the Committee believes should be discussed.

•	Director’s fees shall be the only compensation a Committee member shall be permitted to receive from the Company. Without limiting the foregoing, no member of the Committee may accept any compensatory fees (other than director’s fees), consulting or advisory fees from the Company.

Duties & Responsibilities

General

•	Consider, in consultation with the external and internal auditors, the audit scope and plan for the Company.

•	Review with management and the external auditors the Company’s annual and quarterly financial results prior to release of earnings. Discuss certain matters required to be communicated to audit committees in accordance with Statement of Auditing Standards (SAS) No. 61.

•	Meet separately with each of management, the external auditors and the internal auditors, at least quarterly, to review the integrity of the Company’s financial statements and the Company’s compliance with legal and regulatory requirements, including, without limitation, a review of significant issues concerning litigation, contingencies, claims, or assessments and all material accounting issues that require disclosure in the financial statements. This review should include a discussion of recent FASB or other regulatory agency pronouncements that have a material impact on the organization.

•	Review analyses prepared by management and/or the external auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effect of alternative GAAP methods on the Company’s financial statements and review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the Company’s financial statements.

•	Review and discuss with management and the external auditors filings with the SEC and other published documents containing the Company’s financial statements and consider whether the information contained in these documents is consistent with the information contained in the Company’s financial statements.

•	Review the Company’s policies relating to compliance with laws and regulations; the Company’s Code of Conduct; ethics; officers’ expense accounts, perquisites, and use of corporate assets; conflict of interest and the investigation of misconduct or fraud.

•	Review legal and regulatory matters that may have a material impact on the Company’s financial statements, the Company’s related compliance policies and programs and reports received from regulators.

•	Annually, prepare a report to the shareholders as required by the Securities and Exchange Commission (“SEC”). The report should be signed by the chair of the Committee and included in the Company’s annual proxy statement.

•	State in the Company’s annual proxy statement that the Committee has adopted a written charter, and include a copy at least every three years.

•	Conduct an annual performance evaluation of the Committee.

•	Review the Committee charter annually and recommend modifications to the Board as needed.

•	Review earnings press releases paying particular attention to any use of “pro forma”, or “adjusted” non-GAAP information, and discuss financial information and earnings guidance provided to analysts and rating agencies.

•	Obtain advice and assistance from outside legal, accounting or other advisors, as appropriate, in the sole discretion of the Committee and determine the fees to be paid to any such advisors.

•	Discuss guidelines and policies with respect to risk assessment and risk management, including discussion of the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Report regularly to the Board of Directors on any issues arising with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the qualifications, performance and independence of the external auditors, or the performance of the internal auditing function.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Receive and respond to any report of evidence material violation of securities law or breach of fiduciary duty or similar violation by the Company or an agent thereof which may be received from an attorney for the Company pursuant to the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

Management

•	Review and discuss with management and the external auditors the Company’s annual and quarterly financial statements and the “Management’s Discussion and Analysis” section of the Company’s annual and quarterly reports filed with the SEC.

•	Monitor major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and instances where management seeks second opinions on significant accounting matters.

•	Review management’s evaluation of the adequacy of the design and operation of the Company’s internal controls and procedures for financial reporting, any significant deficiencies or material weaknesses in such controls and procedures which could adversely affect the Company’s ability to timely record, process, summarize and report financial information required to be disclosed by the Company in the reports it files under the Exchange Act, and the extent to which recommendations made by management, the external auditors or the internal auditors in light of any such deficiencies or weaknesses have been implemented.

Internal Auditors

•	Review the services provided by the internal auditing function, including:

•	The planned scope for the internal audit program, its objectives, and the staff required to attain these objectives.

•	Reports that detail the activities of the internal auditing function.

•	The working relationship between the internal auditing department and the external auditors.

•	The appointment and termination of the Vice President of Audit Services (review and approve).

•	Provide for periodic quality assurance reviews to ensure that the internal auditing function is operating in accordance with The IIA’s Standards for Standards for the Professional Practice of Internal Auditing.

External Auditors

•	Retain and terminate the external auditors subject, if applicable, to ratification by the Company’s shareholders.

•	Review and have sole authority to approve the annual external audit engagement fees and terms, as further described under “Preapproval of Audit and Non-Audit Services” below.

•	Review and approve in advance the scope of non-audit professional services to be performed by the external auditors (to the extent such non-audit services may lawfully be performed under the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder) as well as the related fees, and consider the possible effect that these services could have on the independence of such external auditors.

•	Review the qualifications, performance and independence of the external auditors and to this end, obtain and review annually a report by the external auditors describing:

•	the external auditors’ internal quality control procedures;

•	any material issues raised by the most recent internal quality-control review or peer-review, of the external auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding 5 years; and

•	all relationships between the external auditors and the Company.

•	Report to the full Board of Directors annually on the Committee’s conclusions with respect to the qualification, performance and independence of the external auditors.

•	Review with the external auditors any audit problems or difficulties and management’s response. Such review shall cover any restrictions on the scope of the external auditors’ activities or on access to requested information, any significant disagreements with management, any accounting adjustments that were noted or proposed by the external auditors but were “passed” (as immaterial or otherwise), any communications between the external auditors and the external auditors’ national office respecting auditing or accounting issues presented by the engagement and any “management” or “internal control” letter issued, or proposed to be issued, by the external auditors to the Company, and discuss with the external auditors the responsibilities, budget and staffing of the Company’s internal auditing function.

•	Set clear hiring policies for employees or former employees of the external auditors.

Preapproval of Audit and Non-Audit Services

•	The Committee shall approve in advance all auditing services (including without limitation the provision of comfort letters in connection with securities underwritings) and, other than as provided below, non-audit services provided to the Company by the external auditors to the extent such non-audit services may be lawfully provided pursuant to the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

•	The Committee need not preapprove the provision of non-audit services if (i) the aggregate amount of all such non-audit services provided to the Company constitutes not more than 5% of the total amount of revenues paid by the Company to its external auditors during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee.

•	The Committee may delegate to one or more members of the Committee who are independent directors the authority to grant the preapprovals described above. The preapproval decisions of any such designated members shall be presented to the Committee at its scheduled meetings.

•	Approval by the Committee of any non-audit services by the external auditors shall be disclosed in the Company’s periodic reports filed with the SEC.

•	The terms “audit” and “non-audit services” shall have the meanings assigned to them in the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.

EXHIBIT B

TRIAD HOSPITALS, INC.

OUTSIDE DIRECTORS STOCK AND INCENTIVE COMPENSATION PLAN

as amended through May 20, 2003

1. Introduction.

This Plan shall be known as the “Triad Hospitals, Inc. Outside Directors Stock and Incentive Compensation Plan” and is hereinafter referred to as the “Plan.” The purposes of the Plan are to encourage ownership of stock in the Company by Outside Directors, through the granting of non-qualified stock options and deferred stock unit awards, to provide an incentive to such directors to continue to serve the Company and to aid the Company in attracting qualified director candidates in the future. Options granted under the Plan will not be incentive stock options within the meaning of section 422 of the Code.

The provisions of the Plan are intended to satisfy any applicable requirements of Section 16(b) of the Exchange Act, and shall be interpreted in a manner consistent with any such requirements thereof, as now or hereafter construed, interpreted and applied by regulation, rulings and cases.

The terms of the Plan shall be as set forth below, effective as of the date the Company’s Common Stock is distributed to Columbia/HCA Healthcare Corporation stockholders.

2. Definitions.

As used in the Plan, the following words and phrases shall have the meanings indicated:

(a)  “Agreement” shall mean a written agreement entered into between the Company and a Participant in connection with an Option granted under the Plan.

(b)  “Annual Option” shall mean an Option granted pursuant to Section 5.1 hereof.

(c)  “Annual Retainer” shall mean the annual fee earned by the Participant for his service on the Board.

(d)  “Black-Scholes Evaluation Method” shall mean the generally accepted option pricing model based on the Black-Scholes valuation model as adapted for use in valuing stock options and using such assumptions as are determined and adopted from time to time by the Board.

(e)  “Board” shall mean the Board of Directors of the Company.

(f)  “Board Term” shall mean each Board year beginning on the date of an annual meeting of the Company’s shareholders and ending on the date immediately preceding the next annual meeting of the Company’s shareholders.

(g)  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h)  “Common Stock” shall mean the common stock of the Company.

(i)  “Company” shall mean Triad Hospitals, Inc., a Delaware corporation, or any successor corporation.

(j)  “Deferred Stock Unit” shall mean a bookkeeping unit entitling a Participant to a Share on the Realization Date applicable under the Plan (and shall include fractional units).

(k)  “Deferred Stock Unit Account” shall mean a bookkeeping account maintained by the Company reflecting the number of Deferred Stock Units credited to a Participant pursuant to Section 6.2 hereof as a result of the Participant’s Stock Election.

(l)  “Deferred Stock Unit Award” shall mean an award under Section 6.2 hereof of Deferred Stock Units as a result of a Participant’s Stock Election for a Board Term.

(m)  “Disability” shall mean a Participant’s total and permanent inability to perform his or her duties with the Company or any Subsidiary by reason of any medically determinable physical or mental impairment, within the meaning of Code section 22(e)(3).

(n)  “Discretionary Option” shall mean an Option granted pursuant to Section 5.3.

(o)  “Election Notice” shall mean a written election, in such form as the Board shall prescribe, submitted by a Participant to the Company in connection with a Stock Election under the Plan.

(p)  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(q)  “Fair Market Value” per Share or per Deferred Stock Unit as of a given date shall mean the closing sales price of the Common Stock on the New York Stock Exchange on the trading day immediately preceding the date as of which the Fair Market Value is to be determined, or, in the absence of any reported sales of Shares on such date, on the first preceding date on which any such sale shall have been reported (in either case, as reported in the Two Star Edition of The Wall Street Journal). If the Shares are not listed on the New York Stock Exchange on the date as of which Fair Market Value is to be determined, the Committee shall in good faith determine the Fair Market Value in whatever manner it considers appropriate.

(r)  “Initial Option” shall mean an Option granted pursuant to Section 5.2 hereof.

(s)  “Option” shall mean an Annual Option, Initial Option or Discretionary Option, as the case may be.

(t)  “Option Price” shall mean the price at which each Share subject to an Option may be purchased, determined in accordance with Section 5.4 hereof.

(u)  “Outside Director” shall mean any member of the Board who is not also an employee of the Company (or any Subsidiary thereof).

(v)  “Participant” shall mean any Outside Director who has received an Option or other award (or credit) hereunder that has not yet terminated.

(w)  “Realization Date” shall mean, as elected by the Participant, with respect to any Deferred Stock Unit allocated to a Participant’s Deferred Stock Unit Account, the first business day following (i) the fifth anniversary of the date such Deferred Stock Unit is credited to the Participant’s Deferred Stock Unit Account, or (ii) the date the Participant ceases to be a member of the Board.

(x)  “Shares” shall mean shares of Common Stock of the Company.

(y)  “Stock Election” shall mean an election of the Participant to receive, in lieu of all or part (in multiples of 25%) of his Annual Retainer, a Deferred Stock Unit Award pursuant to Section 6.2 hereof.

(z)  “Subsidiary” shall have the meaning set forth in Section 7.2.

3.	Administration of the Plan.

3.1    General Authority.    The Plan shall be administered by the Board. The Board shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the details and provisions of the Election Notices and Agreements and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Board’s determinations on the foregoing matters shall be final and conclusive. No member of the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any grant hereunder.

4. Stock	Subject to Plan.

4.1    Number of Shares.    The maximum of Shares which may be issued pursuant to Options and other awards under the Plan shall be 750,000 Shares, which number shall be subject to adjustment as provided in Section 8 hereof. Such Shares may be either authorized but unissued Shares, or Shares that shall have been or may be reacquired by the Company.

4.2    Reuse of Shares.    If an Option or a Deferred Stock Unit Award under the Plan is canceled, terminates, expires unexercised or is exchanged for a different award without the issuance of Shares, the covered Shares shall, to the extent of such termination or non-use, again be available for awards thereafter granted during the term of the Plan.

5. Options.

5.1    Grant of Annual Options.    Each person who is an Outside Director on the first business day of any Board Term shall be granted an Annual Option on such date as shall be selected by the Board which shall cover a number of Shares determined by the Board. Such Annual Option shall become exercisable in four cumulative installments, each of which shall relate to 25% of the Shares covered by the Annual Option, beginning on the first anniversary of the date of grant and the three next succeeding anniversary dates thereof, respectively.

5.2    Grant of Initial Options.    In addition to Annual Options granted under Section 5.1, upon commencement of service as an Outside Director, each Outside Director shall be granted an Initial Option, as of such date as shall be selected by the Board, which shall cover a number of shares determined by the Board. Such Initial Option shall become exercisable in four cumulative installments, each of which shall relate to 25% of the Shares covered by the Initial Option, beginning on the first anniversary of the date of grant and the three next succeeding anniversary dates thereof, respectively.

5.3    Discretionary Options.    The Board may, from time to time, in its sole discretion, designate Outside Directors who are to be granted Discretionary Options and determine the number of shares subject to such Discretionary Options. The Board, in its sole discretion, shall prescribe the time or times at which, or the conditions upon which, a Discretionary Option or portion thereof shall become vested and exercisable, and may accelerate the exercisability of any Discretionary Option at any time.

5.4    Option Price.    The Option Price of each Share subject to an Annual Option or Initial Option shall be 100 percent of the Fair Market Value of a Share on the date of grant. The Option Price of each Share under a Discretionary Option shall be determined by the Board; provided, however, that the Option Price of each Share under such Discretionary Option shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant.

5.5    Term.    The term of any Option issued pursuant to the Plan shall be ten years from the date of grant and may extend beyond the date of termination of the Plan; provided, however, that the Board may, in the case of a Discretionary Option, provide for a shorter exercise period in the Agreement.

5.6    Option Exercise.    An Option may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of Shares, delivered to the Company at its principal office, and payment in full to the Company at said office of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised. Payment of the Option Price shall be made (i) in cash or cash equivalents, (ii) in whole Shares valued at the closing sales price of the Common Stock on the New York Stock Exchange on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date, in which case the exercise date shall instead be considered to be such next trading date) or (iii) by a combination of such cash (or cash equivalents) and such Stock; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company. Subject to applicable securities laws, an Option may also be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the exercise price. Subject to the provisions of Section 9 hereof, the Company shall issue a stock certificate for the Shares purchased by exercise of an Option, in the name of the optionee (or other person exercising the Option in accordance with the provisions of the Plan), as soon as practicable after due exercise and payment of the aggregate Option Price for such Shares.

5.7    Limited Transferability of Options.    All Options shall be nontransferable except (i) upon the optionee’s death, by the optionee’s will or the laws of descent and distribution or (ii) on a case-by-case basis, as may be approved by the Board in its discretion, in accordance with the terms provided below. Each Agreement shall provide that the optionee may, during his or her lifetime and subject to the prior approval of the Board at the time of proposed transfer, transfer all or part of the Option to a Family Member (as defined below), provided that such transfer is made for estate planning, tax planning, donative purposes or pursuant to a domestic relations order, and no consideration (other than nominal consideration) is received by the Optionee. The transfer of an Option shall be subject to such other terms and conditions as the Board may in its discretion impose from time to time, including (without limitation) a condition that the portion of the Option to be transferred be vested and exercisable by the optionee at the time of the transfer and a requirement that the terms of such transfer be documented in a written agreement (in such form as the Board may prescribe). Subsequent transfers of an Option transferred under this Section 5.7 shall be prohibited, other than by will or the laws of descent and distribution upon the death of the transferee.

For purposes hereof, a “family member” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests.

No transfer of an Option by the optionee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Board may deem necessary to establish the validity of the transfer. During the lifetime of an optionee, except as provided above, the Option shall be exercisable only by the optionee, except that, in the case of an optionee who is legally incapacitated, the Option shall be exercisable by the optionee’s guardian or legal representative. In the event of any transfer of an Option to a Family Member in accordance with the provisions of this Section 5.7, such Family Member shall thereafter have all rights that would otherwise be held by such optionee (or by such optionee’s guardian, legal representative or beneficiary), except as otherwise provided herein. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

5.8    Death of Optionee.    If an optionee dies while he is an Outside Director, the executor or administrator of the estate of the decedent (or the person or persons to whom an Option shall have been validly transferred in accordance with Section 5.7) shall have the right, during the period ending six months after the date of the optionee’s death (subject to the provisions of Section 5.5 hereof concerning the maximum term of an Option), to exercise the Option to the extent that it was exercisable at the date of such optionee’s death and shall not have been previously exercised.

5.9    Disability.    If an optionee’s service as an Outside Director shall be terminated as a result of Disability, the optionee (or in the case of an optionee who is legally incapacitated, his guardian or legal representative) shall have the right, during a period ending six months after the date of his disability (subject to the provisions of Section 5.5 hereof concerning the maximum term of an Option), to exercise the Option to the extent that it was exercisable at the date of such optionee’s Disability and shall not have been previously exercised.

5.10    Other Termination of Service.    If an optionee’s service as an Outside Director shall be terminated for any reason other than death or Disability, the optionee shall have the right, during the period ending ninety days after such termination (subject to the provisions of Section 5.5 hereof concerning the maximum term of an Option), to exercise the Option to the extent that it was exercisable on the date of such termination of service and shall not have been previously exercised.

6.	Deferred Stock Unit Awards.

6.1    Stock Elections.    For each Board Term during which the Plan is in effect, a Participant may elect to receive, in lieu of all or any portion (in multiples of 25%) of his Annual Retainer payable for such Board Term, a Deferred Stock Unit Award pursuant to Section 6.2 hereof. Such an election shall be made for a Board Term by filing an Election Notice with the Company, in accordance with procedures adopted by the Board, prior to the commencement of the Board Term for which such Annual Retainer is to be paid; provided, however, that in the case of the Board Term beginning in 1999, such Election Notice must be filed on or before May 31, 1999.

6.2    Deferred Stock Unit Awards.    A Participant shall receive a Deferred Stock Unit Award for each Board Term in respect of which he makes a Stock Election. Such Deferred Stock Unit Award shall be granted as of the first business day of the Board Term (except that in the case of the Board Term beginning in 1999, such grant date shall be the twenty-first (21) trading date of the Company’s Common Stock) and shall be for a number of Deferred Stock Units determined by dividing (A) the additional Annual Retainer amount that would have been payable to the Participant in cash in the absence of his Stock Election, by (B) the Fair Market Value of a Share on the date of grant.

6.3    Award Terms.    Each Deferred Stock Unit Award granted under the Plan shall have the following terms:

(a)  Vesting.    All Deferred Stock Units credited to a Participant’s Deferred Stock Unit Account shall immediately be 100% vested.

(b)  Dividend Equivalents.    A Participant shall be credited with dividend equivalents on all Deferred Stock Units credited to his Deferred Stock Unit Account at the time of any payment of dividends on Shares to stockholders. The amount of any such dividend equivalents shall equal the amount that would have been payable to the Participant as a stockholder in respect of a number of Shares equal to the number of Deferred Stock Units then credited to him. Any such dividend equivalent shall be credited to the Participant’s Deferred Stock Unit Account as of the date on which such dividend would have been payable and shall be converted into additional Deferred Stock Units (which shall be immediately vested) based upon the Fair Market Value of a Share on the date of such crediting.

(c)  Payment of Awards.    A Participant shall be entitled to payment, in respect of Deferred Stock Units credited to him, on the Realization Date for such Deferred Stock Units indicated by Participant in the applicable Election Notice. Subject to the provisions of Section 9, such payment in respect of any Deferred Stock Units shall be made through the issuance to the Participant of a stock certificate for a number of Shares equal to the number of such Deferred Stock Units.

7.	Change in Control.

7.    Effect of Change in Control.    Upon a “change in control” of the Company (as defined below), each outstanding Option, to the extent that it shall not otherwise have become exercisable, shall become fully and immediately exercisable (without regard to the otherwise applicable provisions of Sections 5.1, 5.2 and 5.3 hereof concerning exercisability).

7.2    Definition.    For purposes of Section 7.1 hereof, “change in control” of the Company shall be deemed to have occurred upon the occurrence of any of the following after the date on which the Corporation becomes a publicly-held Corporation:

(a)  An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term Person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a change in control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a change in control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a “Subsidiary”) or (ii) the Company or any Subsidiary.

(b)  The individuals who, as of the date the Company issues any class of equity securities required to be registered under Section 12 of the 1934 Act, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election, by the Company’s stockholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if (1) such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest or (2) such individual was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (a) or (c) of this Section 7.2; or

(c)  Consummation, after approval by stockholders of the Company, of:

(1)  A merger, consolidation or reorganization involving the Company, unless,

(A)  The stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization or its parent corporation (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

(B)  The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; and

(C)  No Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities) has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation’s then outstanding Voting Securities.

(2)  A complete liquidation or dissolution of the Company; or

(3)  An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a change in control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by the Subject Person, provided that if a change in control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a change in control shall occur.

8. Antidilution	Adjustments.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, lease or other transfer by the Company of all or substantially all of its property, or any other change in the corporate structure or shares of the Company, pursuant to any of which events the then outstanding Shares are split up or combined, or are changed into, become exchangeable at the holder’s election for, or entitle the holder thereof to, other shares of stock, or in the case of any other transaction described in section 424(a) of the Code, the Board may make such adjustment or substitution (including by substitution of shares of another corporation) as it may determine to be appropriate, in its sole discretion, in (i) the aggregate number and kind of shares that may be distributed in respect of Option exercises and/or awards under the Plan, (ii) the number and kind of shares subject to outstanding Options and/or the Option Price of such shares and (iii) the number and kind of shares represented by Deferred Stock Units outstanding under the Plan.

9. Conditions	of Issuance of Stock Certificates.

9.1    Applicable Conditions.    The Company shall not be required to issue or deliver any certificate for Shares under the Plan prior to fulfillment of all of the following conditions:

(a)  the completion of any registration or other qualification of such Shares, under any federal or state law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Board shall, in its sole discretion, deem necessary or advisable;

(b)  the obtaining of any approval or other clearance from any federal or state governmental agency that the Board shall, in its sole discretion, determine to be necessary or advisable;

(c)  the lapse of such reasonable period of time following the event triggering the obligation to distribute shares as the Board from time to time may establish for reasons of administrative convenience; and

(d)  if required by the Board, in its sole discretion, the receipt by the Company from a Participant of (i) a representation in writing that the Shares received pursuant to the Plan are being acquired for investment and not with a view to distribution and (ii) such other representations and warranties as are deemed necessary by counsel to the Company.

9.2    Legends.    The Company reserves the right to legend any certificate for Shares, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

10. No	Rights to Continued Service.

Nothing in the Plan, in any grant made, or in any Election Notice or Agreement entered into pursuant hereto shall confer upon any Participant the right to continue service as a member of the Board or to be entitled to any remuneration or benefits not set forth in the Plan, Election Notice or Agreement.

11. No	Rights to Assets of the Company.

Nothing in the Plan, in any grant made, or in any Election Notice or Agreement entered into pursuant hereto shall confer upon any Participant any right to any particular assets of the Company. A Participant’s rights under the Plan are limited to those rights of an unsecured creditor except to the extent Shares are actually issued to such Participant.

12. Amendment	and Termination of the Plan.

The Board, at any time and from time to time, may suspend, terminate, modify or amend the Plan; provided, however, that an amendment which requires stockholder approval for the Plan to continue to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. No suspension, termination, modification or amendment of the Plan shall adversely affect any grants previously made, unless the written consent of the Participant is obtained.

13. Term	of the Plan.

The Plan shall have a term of ten years. No grants or awards may be made after such termination, but termination of the Plan shall not, without the consent of any Participant who then holds Options or Deferred Stock Units, alter or impair any rights or obligations in respect of such Options or Deferred Stock Units.

14. Governing	Law.

The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Texas without giving effect to the choice of law principles thereof, except to the extent that such laws are preempted by Federal law.

EXHIBIT C

TRIAD HOSPITALS, INC.

1999 LONG-TERM INCENTIVE PLAN

As amended through May 20, 2003

1.    Purpose of the Plan

The purpose of the Triad Hospitals, Inc. 1999 Long-Term Incentive Plan is to promote the interests of the Corporation and its stockholders by strengthening the Corporation’s ability to attract, motivate, and retain personnel upon whose judgment, initiative, and efforts the financial success and growth of the business of the Corporation largely depend, to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Corporation through stock ownership and other rights.

2.    Definitions

Wherever the following capitalized terms are used in this Plan, they shall have the meanings specified below:

(a)  “Award” means an award of an Option, Restricted Stock Award, Stock Appreciation Right, Performance Award, Phantom Stock Award or Dividend Equivalent Award granted under the Plan.

(b)  “Award Agreement” means an agreement entered into between the Corporation and a Participant setting forth the terms and conditions of an Award granted to a Participant.

(c)  “Board” means the Board of Directors of the Corporation.

(d)  “Change in Control” shall have the meaning specified in Section 12 hereof.

(e)  “Code” means the Internal Revenue Code of 1986, as amended.

(f)  “Committee” means the committee appointed to administer the Plan and shall consist of two or more directors of the Corporation (i) none of whom shall be officers or employees of the Corporation, and (ii) all of whom, to the extent deemed necessary or appropriate by the Board, shall satisfy the requirements for an “outside director” under Section 162(m) and a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934. The members of the Committee shall be appointed by and serve at the pleasure of the Board.

(g)  “Common Stock” means the common stock of the Corporation.

(h)  “Corporation” means Triad Hospitals, Inc., a Delaware corporation.

(i)  “Date of Grant” means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify to be the effective date of the Award.

(j)  “Dividend Equivalent Award” means an Award under Section 11 hereof entitling the Participant to receive payments with respect to dividends declared on the Common Stock.

(k)  “Eligible Person” means any person who is an Employee of the Corporation or any of its Subsidiaries and, in the case of Awards other than Incentive Stock Options, any consultant or other independent contractor (not including any non-employee outside director) providing services to the Corporation or a Subsidiary.

(l)  “Employee” means any person who is employed as a common-law employee.

(m)  “Fair Market Value” of a share of Common Stock as of a given date shall mean the closing sales price of the Common Stock on the New York Stock Exchange on the trading day immediately preceding the date as of which the Fair Market Value is to be determined, or, in the absence of any reported sales of

Common Stock on such date, on the first preceding date on which any such sale shall have been reported (in either case, as reported in the Two Star Edition of The Wall Street Journal). If the Common Stock is not listed on the New York Stock Exchange on the date as of which Fair Market Value is to be determined, the Committee shall in good faith determine the Fair Market Value in whatever manner it considers appropriate.

(n)  “Incentive Stock Option” means an option to purchase Common Stock that is intended to qualify as an incentive stock option under section 422 of the Code and the Treasury Regulations thereunder.

(o)  “Non-qualified Stock Option” means an option to purchase Common Stock that is not an Incentive Stock Option.

(p)  “Option” means an Incentive Stock Option or a Non-qualified Stock Option granted under Section 6 hereof.

(q)  “Participant” means any Eligible Person who holds an outstanding Award under the Plan.

(r)  “Phantom Stock Award” means an Award under Section 10 hereof entitling a Participant to a payment at the end of a vesting period of a unit value based on the Fair Market Value of a share of Common Stock.

(s)  “Plan” means the Triad Hospitals, Inc. 1999 Long-Term Incentive Plan as set forth herein, as it may be amended from time to time.

(t)  “Performance Award” means an Award under Section 9 hereof entitling a Participant to a payment based on the Fair Market Value of a share of Common Stock (a “Performance Share”) or based on specified dollar units (a “Performance Unit”) at the end of a performance period, if certain conditions established by the Committee are satisfied.

(u)  “Restricted Stock Award” means an Award under Section 8 hereof entitling a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Committee are satisfied.

(v)  “Section 162(m)” means section 162(m) of the Code and the Treasury Regulations thereunder.

(w)  “Section 162(m) Award” means any Award that is intended to qualify for the performance-based compensation exemption under Section 162(m).

(x)  “Stock Appreciation Right” or “SAR” means an Award under Section 7 hereof entitling a Participant to receive an amount representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock on the date of exercise.

(y)  “Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Corporation, or any other affiliate of the Corporation that is so designated, from time to time, by the Committee; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under section 424(f) of the Code as a “subsidiary corporation” with respect to the Corporation.

3.    Shares of Common Stock Subject to the Plan

3.1    Number of Shares.    Subject to the following provisions of this Section 3, the aggregate number of shares of Common Stock that may be issued pursuant to all Awards under the Plan is 16,500,000 shares of Common Stock. Notwithstanding the foregoing, no more than 375,000 shares of the 7,500,000 shares of Common Stock authorized for issuance under the Plan by approval of the Corporation’s stockholders on April 26, 2001 shall be issued pursuant to Awards other than Options. The shares of Common Stock to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock or issued shares that have been reacquired by the Corporation. To the extent that any Award payable in Common Stock is forfeited, cancelled, returned to the Corporation for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, shares of Common

Stock covered thereby will no longer be charged against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations.

3.2    Adjustments.    If there shall occur any recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or other change in corporate structure affecting the Common Stock, the Committee may, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 3.1 hereof, (ii) the maximum number and kind of shares set forth in Sections 6.1, 7.1, 8.1 and 9.4 hereof, (iii) the number and kind of shares of Common Stock, share units, or other rights subject to then outstanding Awards, (iv) the price for each share or unit or other right subject to then outstanding Awards, (v) the performance targets or goals applicable to any outstanding Performance Awards (subject to such limitations as are considered appropriate for Section 162(m) Awards), or (vi) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of section 424(a) of the Code and, to the extent considered advisable by the Committee, in a manner consistent with the requirements of Section 162(m).

4.    Administration of the Plan

4.1    Committee Members.    The Plan shall be administered by the Committee. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

4.2    Discretionary Authority.    Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

4.3    Changes to Awards.    The Committee shall have the authority to effect, at any time and from time to time, (i) the cancellation of any or all outstanding Awards and the grant in substitution therefor of new Awards covering the same or different numbers of shares of Common Stock and having an exercise or base price which may be the same as or different than the exercise or base price of the cancelled Awards, or (ii) the amendment of the terms of any and all outstanding Awards provided, however, that (a) no such action by the Committee may adversely impair the rights of a Participant (or any permitted transferee) under any outstanding Award without the consent of the Participant (or transferee) and (b) the Committee shall not have the authority to reduce the exercise price of an outstanding Option granted on or after May 29, 2001, whether by amendment or by cancellation and substitution, without the approval of the Corporation’s stockholders. The Committee may in its discretion accelerate the vesting or exercisability of an Award at any time or on the basis of any specified event.

5.    Eligibility and Awards

All Eligible Persons are eligible to be designated by the Committee to receive an Award under the Plan. The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares or units subject to the Awards that are granted under the Plan. Each Award will be evidenced by an Award Agreement between the Corporation and the Participant that shall include such terms and conditions (consistent with the Plan) as the Committee may determine; provided, however, that failure to issue an Award Agreement shall not invalidate an Award.

6.    Stock Options

6.1    Grant of Option.    An Option may be granted to any Eligible Person selected by the Committee; provided, however, that only Employees of the Corporation or a Subsidiary shall be eligible to receive Incentive Stock Options. Subject to the applicable provisions of section 422 of the Code, each Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or a Non-qualified Stock Option. The maximum number of shares of Common Stock that may be granted under Options to any Participant during any calendar year shall be limited to 700,000 shares (subject to adjustment as provided in Section 3.2 hereof).

6.2    Exercise Price.    The exercise price under any Option shall be determined by the Committee; provided, however, that the exercise price per share under an Option shall not be less than 100 percent of the Fair Market Value per share of the Common Stock on the Date of Grant.

6.3    Vesting; Term of Option.    The Committee, in its sole discretion, shall prescribe the time or times at which, or the conditions upon which, an Option or portion thereof shall become vested and exercisable, and may accelerate the exercisability of any Option at any time. The period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in an Award, subject to such limitations as may apply under an Award relating to the termination of a Participant’s employment or other service with the Corporation or any Subsidiary.

6.4    Option Exercise; Withholding.    Subject to such terms and conditions as shall be specified in an Award, an Option may be exercised in whole or in part at any time during the term thereof by written notice to the Corporation, together with payment of the aggregate exercise price therefor. Payment of the exercise price shall be made (i) in cash or by cash equivalent, (ii) at the discretion of the Committee, in shares of Common Stock acceptable to the Committee, valued at the Fair Market Value of such shares on the date of exercise, (iii) at the discretion of the Committee, by a delivery of a notice that the Participant has placed a market sell order (or similar instruction) with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Corporation in satisfaction of the Option exercise price (conditioned upon the payment of such net proceeds), (iv) at the discretion of the Committee, by a combination of the methods described above, or (v) by such other method as may be approved by the Committee and set forth in the Award. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Corporation the full amount of any and all applicable income tax and employment tax amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price of the Options as may be approved by the Committee.

6.5    Limited Transferability of Non-qualified Options.    All Options shall be nontransferable except (i) upon the Participant’s death, by the Participant’s will or the laws of descent and distribution or (ii) in the case Non-qualified Stock Options only, on a case-by-case basis as may be approved by the Committee in its discretion, in accordance with the terms provided below. An Award Agreement for a Non-qualified Stock Option may provide that the Participant shall be permitted to, during his or her lifetime and subject to the prior approval of the Committee at the time of proposed transfer, transfer all or part of the Option to the Participant’s family member (as defined in the Award Agreement in a manner consistent with the requirements for the Form S-8 registration statement, if applicable). Any such transfer shall be subject to the condition that it is made by the Participant for estate planning, tax planning, donative purposes or pursuant to a domestic relations order, and no consideration (other than nominal consideration) is received by the Participant therefor. The transfer of a Non-qualified Stock Option may be subject to such other terms and conditions as the Committee may in its discretion impose from time to time, including a condition that the portion of the Option to be transferred be vested and exercisable by the Participant at the time of the transfer. Subsequent transfers of an Option shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee.

6.6    Additional Rules for Incentive Stock Options.

(a)  Annual Limits.    No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Corporation, any Subsidiary, or any parent corporation, would exceed the maximum amount permitted under section 422(d) of the Code. This limitation shall be applied by taking Options into account in the order in which granted.

(b)  Termination of Employment.    An Award of an Incentive Stock Option may provide that such Option may be exercised not later than 3 months following termination of employment of the Participant with the Corporation and all Subsidiaries, subject to special rules relating to death and disability, as and to the extent determined by the Committee to be appropriate with regard to the requirements of section 422 of the Code and Treasury Regulations thereunder.

(c)  Other Terms and Conditions; Nontransferability.    Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under section 422 of the Code. Such terms shall include, if applicable, limitations on Incentive Stock Options granted to ten- percent owners of the Corporation. An Award Agreement for an Incentive Stock Option may provide that such Option shall be treated as a Non-qualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(d)  Disqualifying Dispositions.    If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

6.7    Restrictions on Transfer of Stock.    The Committee may, in its sole discretion, impose in any Award of an Option restrictions on the transferability of the shares of Common Stock issued upon exercise of such Option. If any such restrictions are imposed, the Committee may require the Participant to enter into an escrow agreement providing that the certificates representing the shares subject to such transfer restrictions will remain in the physical custody of an escrow holder until such restrictions are removed or have expired. The Committee may require that certificates representing the shares subject to such restrictions bear a legend making appropriate reference to the restrictions imposed. Subject to any restrictions imposed in accordance with this Section 6.7, the Participant will have all rights of a stockholder with respect to any such shares acquired upon an Option exercise, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

7.    Stock Appreciation Rights

7.1    Grant of SARs.    A Stock Appreciation Right granted to a Participant is an Award in the form of a right to receive, upon surrender of the right but without other payment, an amount based on appreciation in the Fair Market Value of the Common Stock over a base price established for the Award, exercisable at such time or times and upon conditions as may be approved by the Committee. The maximum number of shares of Common Stock that may be subject to SARs granted to any Participant during any calendar year shall be limited to 700,000 shares (subject to adjustment as provided in Section 3.2 hereof).

7.2    Tandem SARs.    A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option. An SAR granted in connection with an Option will entitle the holder, upon exercise, to surrender such Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed as described in Section 7.4 hereof. Such Option will, to the extent and when surrendered, cease to be exercisable. An SAR granted in connection with an Option hereunder will have a base price per share equal to the per share exercise price of the Option, will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, and will expire no later than the related Option expires.

7.3    Freestanding SARs.    A Stock Appreciation Right may be granted without any related Option, and in such case, will be exercisable as determined by the Committee, but in no event after 10 years from the Date of Grant. The base price of an SAR granted without any related Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of any such freestanding SAR shall not be less than 100 percent of the Fair Market Value of the Common Stock on the Date of Grant.

7.4    Payment of SARs.    An SAR will entitle the holder, upon exercise of the SAR, to receive payment of an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price of such SAR, by (ii) the number of shares as to which such SAR is exercised. Payment of the amount determined under the foregoing may be made, in the discretion of the Committee, in cash, in shares of Common Stock valued at their Fair Market Value on the date of exercise, or in a combination of cash and shares of Common Stock.

8.    Restricted Stock Award

8.1    Grant of Restricted Stock Awards.    An Award of Restricted Stock to a Participant represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine. The Committee may, in connection with any Restricted Stock Award, require the payment of a specified purchase price. The Committee may grant a Restricted Stock Award that is a Section 162(m) Award (as described in Section 8.2 below), as well as Restricted Stock Awards that are not Section 162(m) Awards; provided, however, that the maximum number of shares of Common Stock that may be subject to a Restricted Stock Award granted to a Participant during any one calendar year shall be separately limited to 280,000 shares (subject to adjustment as provided in Section 3.2 hereof).

8.2    Vesting Requirements.    The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Such vesting requirements may be based on the continued employment of the Participant with the Corporation or its Subsidiaries for a specified time period or periods, provided that any such restriction shall not be scheduled to lapse in its entirety earlier than the first anniversary of the Date of Grant. Such vesting requirements may also be based on the attainment of specified business goals or measures established by the Committee in its sole discretion. In the case of any Restricted Stock Award that is a Section 162(m) Award, any such performance-based vesting requirements shall be based upon the performance criteria identified in Section 9.3 below, and the terms of the Award shall otherwise comply with the Section 162(m) requirements described in Section 9.4 hereof.

8.3    Restrictions.    Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Corporation, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee. The Committee may require that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed.

8.4    Rights as Stockholder.    Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant will have all rights of a stockholder with respect to the shares granted to him under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted.

8.5    Section 83(b) Election.    The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s refraining from making an election with respect to the Award under section 83(b) of the Code. Irrespective of whether an Award is so conditioned, if a Participant makes an election pursuant to section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Corporation.

9.    Performance Awards

9.1    Grant of Performance Awards.    The Committee may grant Performance Awards under the Plan, which shall be represented by units denominated on the Date of Grant either in shares of Common Stock (Performance Shares) or in dollars (Performance Units). The Committee may grant Performance Awards that are Section 162(m) Awards, as well as Performance Awards that are not Section 162(m) Awards. At the time a Performance Award is granted, the Committee shall determine, in its sole discretion, one or more performance periods and performance goals to be achieved during the applicable performance periods, as well as such other restrictions and conditions as the Committee deems appropriate. In the case of Performance Units, the Committee shall also determine a target unit value or a range of unit values for each Award. No performance period shall exceed ten years from the Date of Grant. The performance goals applicable to a Performance Award grant may be subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events, such as changes in law, accounting practices or unusual or nonrecurring items or occurrences. The Committee’s authority to make such adjustments shall be subject to such limitations as the Committee deems appropriate in the case of a Performance Award that is a Section 162(m) Award.

9.2    Payment of Performance Awards.    At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained, or a degree of achievement between minimum and maximum levels, in order to establish the level of payment to be made, if any, and shall determine if payment is to be made in the form of cash or shares of Common Stock (valued at their Fair Market Value at the time of payment) or a combination of cash and shares of Common Stock. Payments of Performance Awards shall generally be made as soon as practicable following the end of the performance period.

9.3    Performance Criteria.    The performance criteria upon which the payment or vesting of a Performance Award that is a Section 162(m) Award may be based shall be limited to one or more of the following business measures, which may be applied with respect to the Corporation, any Subsidiary or any business unit, and which may be measured on an absolute or relative to peer-group basis: (i) total stockholder return, (ii) stock price increase, (iii) return on equity, (iv) return on capital, (v) earnings per share, (vi) EBIT (earnings before interest and taxes), and (vii) cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital). In the case of Performance Awards that are not Section 162(m) Awards, the Committee shall designate performance criteria from among the foregoing or such other business criteria as it shall determine in its sole discretion.

9.4    Section 162(m) Requirements.    In the case of a Performance Award that is a Section 162(m) Award, the Committee shall make all determinations necessary to establish the terms of the Award within 90 days of the beginning of the performance period (or such other time period as is required under Section 162(m)), including, without limitation, the designation of the Participant to whom the Performance Award is to be made, the performance criteria or criterion applicable to the Award and the performance goals that relate to such criteria, and the dollar amounts or number of shares of Common Stock payable upon achieving the applicable performance goals. As and to the extent required by Section 162(m), the terms of a Performance Award that is a Section 162(m) Award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the Award, and must preclude discretion to increase the amount of compensation payable under the terms of the Award (but may give the Committee discretion to decrease the amount of compensation payable). The maximum amount of compensation that may be payable to a Participant during any one calendar year under a Performance Unit Award shall be $4.2 million. The maximum number of Common Stock units that may be subject to a Performance Share Award granted to a Participant during any one calendar year shall be 280,000 share units (subject to adjustment as provided in Section 3.2 hereof).

10.    Phantom Stock Award

10.1    Grant of Phantom Stock Awards.    A Phantom Stock Award is an Award to a Participant of a number of hypothetical share units with respect to shares of Common Stock, with an initial value based on the Fair Market Value of the Common Stock on the Date of Grant. A Phantom Stock Award shall be subject to such restrictions and conditions as the Committee shall determine. On the Date of Grant, the Committee shall determine, in its sole discretion, the installment or other vesting period of the Phantom Stock Award and the maximum value of the Phantom Stock Award, if any. No vesting period shall exceed 10 years from the Date of Grant. A Phantom Stock Award may be granted, at the discretion of the Committee, together with a Dividend Equivalent Award covering the same number of shares.

10.2    Payment of a Phantom Stock Awards.    Upon the vesting date or dates applicable to the Phantom Stock Award granted to a Participant, an amount equal to the Fair Market Value of one share of Common Stock upon such vesting dates (subject to any applicable maximum value) shall be paid with respect to each Phantom Stock Award unit granted to the Participant. Payment may be made, at the discretion of the Committee, in cash or in shares of Common Stock valued at their Fair Market Value on the applicable vesting dates, or in a combination thereof.

11.    Dividend Equivalent Award

11.1    Grant of a Dividend Equivalent Awards.    A Dividend Equivalent Award granted to a Participant is an Award in the form of a right to receive cash payments determined by reference to dividends declared on the Common Stock from time to time during the term of the Award, which shall not exceed 10 years from the Date of Grant. Dividend Equivalent Awards may be granted on a stand-alone basis or in tandem with other Awards. Dividend Equivalent Awards granted on a tandem basis shall expire at the time the underlying Award is exercised or otherwise becomes payable to the Participant, or expires.

11.2    Payment of Dividend Equivalent Awards.    Dividend Equivalent Awards shall be payable in cash or in shares of Common Stock, valued at their Fair Market Value on either the date the related dividends are declared or the date the Dividend Equivalent Awards are paid to a Participant, as determined by the Committee. Dividend Equivalent Awards shall be payable to a Participant as soon as practicable following the time dividends are declared and paid with respect to the Common Stock, or at such later date as the Committee shall specify in the Award Agreement. Dividend Equivalent Awards granted with respect to Options intended to qualify as a Section 162(m) Award shall be payable regardless of whether the Option is exercised.

12.    Change in Control

12.1    Effect of Change in Control.    The Committee may, in an Award Agreement, provide for the effect of a Change in Control on an Award. Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the elimination or modification of performance or other conditions related to the payment or other rights under an Award, (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control.

12.2    Definition of Change in Control.    For purposes hereof, a “Change in Control” shall be deemed to have occurred upon the occurrence of any of the following:

(i)  An acquisition (other than directly from the Corporation) of any voting securities of the Corporation (the “Voting Securities”) by any “Person” (as the term Person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non- Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Corporation or (B) any corporation or other Person of which a majority of the voting power or the equity securities or equity interests is owned directly or indirectly by the Corporation (a “Control Subsidiary”), or (ii) the Corporation or any Control Subsidiary.

(ii)  The individuals who, as of the date the Corporation issues any class of equity securities required to be registered under Section 12 of the 1934 Act, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election or nomination for election by the Corporation’s stockholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if (1) such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest or (2) such individual was designated by a Person who has entered into an agreement with the Corporation to effect a transaction described in clause (i) or (iii) of this Section 12.2; or

(iii)  Consummation, after approval by stockholders of the Corporation, of:

(1)  A merger, consolidation or reorganization involving the Corporation, unless,

(A)  The stockholders of the Corporation, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization or its parent corporation (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

(B)  The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; and

(C)  No Person (other than the Corporation, any Control Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Corporation, the Surviving Corporation or any Control Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities) has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation’s then outstanding Voting Securities.

(2)  A complete liquidation or dissolution of the Corporation; or

(3)  The sale or other disposition of all or substantially all of the assets of the Corporation to any Person (other than a transfer to a Control Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Corporation which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Corporation, and after such share acquisition by the Corporation, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

13.    Award Agreements

13.1    Form of Agreement.    Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Common Stock, units or other rights (as applicable) subject to the Award, the exercise, base, or purchase price (if any) of the Award, the time or times at which an Award will become vested, exercisable or payable, the duration of the Award, and in the case of Performance Awards, the applicable performance criteria and goals. The Award Agreement shall also set forth other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan. Award Agreements evidencing Awards that are Section 162(m) Awards shall contain such terms and conditions as may be necessary to meet the applicable requirements of Section 162(m). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of section 422 of the Code.

13.2    Forfeiture Events.    The Committee may specify in an Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Corporation or Subsidiary policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Corporation or any Subsidiary.

14.    General Provisions

14.1    No Assignment or Transfer; Beneficiaries.    Except as provided in Section 6.5 hereof, Awards under the Plan shall not be assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant, the Award shall be exercised only by such Participant or by his guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other specified under an Award following the Participant’s death.

14.2    Deferrals of Payment.    Notwithstanding any other provisions of the Plan, the Committee may permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish the rules and procedures relating to such deferral, including, without limitation, the period of time in advance of payment when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

14.3    Rights as Stockholder.    A Participant shall have no rights as a holder of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 3.2 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement is a Dividend Equivalent Award, or otherwise provides for dividend payments or similar economic benefits.

14.4    Employment or Service.    Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by, or otherwise serves, the Corporation or any Subsidiary.

14.5    Securities Laws.    No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Corporation may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

14.6    Tax Withholding.    The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement shall specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

14.7    Unfunded Plan.    The adoption of this Plan and any setting aside of cash amounts or shares of Common Stock by the Corporation with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of the Corporation payable solely from the general assets of the Corporation, and neither a Participant nor the Participant’s permitted transferees or estate shall have any interest in any assets of the Corporation by virtue of this Plan, except as a general unsecured creditor of the Corporation. Notwithstanding the foregoing, the Corporation shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Corporation’s creditors, to discharge its obligations under the Plan.

14.8    Other Compensation and Benefit Plans.    The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Corporation or any Subsidiary, nor shall the Plan preclude the Corporation from establishing any other forms of stock incentive or other compensation for employees of the Corporation or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan.

14.9    Plan Binding on Transferees.    The Plan shall be binding upon the Corporation, its transferees and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

14.10    Construction and Interpretation.    Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

14.11    Severability.    If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

14.12    Governing Law.    The validity and construction of this Plan and of the Award Agreements shall be governed by the laws of the State of Texas.

15.    Effective Date, Termination and Amendment

15.1    Effective Date; Stockholder Approval.    The Plan originally became effective on May 11, 1999, and was approved by the stockholders of the Corporation on May 23, 2000. The Plan was amended and restated effective on each of March 13, 2001, May 29, 2001 and May 20, 2003 and was approved by the stockholders of the Corporation on April 26, 2001 and May 20, 2003. At the sole discretion of the Board, in order to comply with the requirements of Section 162(m) for certain types of Awards under the Plan, the performance criteria set forth in Section 9.3 shall be reapproved by the stockholders of the Corporation no later than the first stockholder meeting that occurs in the fifth calendar year following the calendar year of the initial stockholder approval of such performance criteria.

15.2    Termination.    The Plan shall terminate on the date immediately preceding the tenth anniversary of the date the Plan is adopted by the Board. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

15.3    Amendment.    The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that no amendment or modification of the Plan shall be effective without the consent of the Corporation’s stockholders that would (i) change the class of Eligible Persons under the Plan, (ii) increase the number of shares of Common Stock reserved for issuance under the Plan or for particular types of Awards under the Plan in accordance with Section 3.1 hereof, (iii) allow the grant of Options at an exercise price below Fair Market Value or (iv) change the provisions of Section 4.3 hereof relating to stockholder approval of reductions in the exercise price of outstanding Options. In addition, the Board may seek the approval of any amendment or modification by the Corporation’s stockholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or section 422 of the Code, the listing requirements of the New York Stock Exchange or for any other purpose. No amendment or modification of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

APPENDIX A

Notwithstanding anything elsewhere in the Plan to the contrary, the following rules shall apply in connection with the distribution of Common Stock to Columbia/HCA Healthcare Corporation (Columbia/HCA) stockholders (the “Spin- off”).

(i)  In the case of each Columbia/HCA Non-Qualified Option that is a vested option and covers more than 1000 shares, the Committee may grant an option which covers a number of shares of Common Stock equal to the Original Number of Shares multiplied by the Triad Share Multiple and which has a per share exercise price equal to the per share exercise price of the original Columbia/HCA Non-Qualified Option multiplied by the Triad Ratio.

(ii)  In the case of each Columbia/HCA ISO that is held by a Triad Employee or Triad Terminee (or his estate), the Committee may grant an option which covers a number of shares of Common Stock equal to the Original Number of Shares divided by the Triad Ratio and (2) has a per share exercise price equal to the original per share exercise price multiplied by the Triad Ratio.

(iii)  In the case of any options granted by the Committee pursuant to this Appendix, any resulting per share exercise price which is not equal to a whole multiple of a cent shall be rounded up to the next whole cent and any resulting number of shares covered by an option which is not equal to a whole multiple of a share shall be rounded down to the next whole share.

(iv)  The Committee may provide that the terms of any option granted under this Appendix are to be substantially the same as those of the related Columbia/HCA Option, subject to such exceptions as the Committee may provide. Any such option may, in the discretion of the Committee, also provide that (a) any period of prior employment or service with Columbia/HCA or any related entity is to be credited as covered employment or service for purposes of determining the vesting and exercisability of such option (to the same extent as such period was credited for such purposes under the related original Columbia/HCA Option), and (b) in the case of any Columbia/HCA Non-Qualified Option, the optionee is to be considered to be employed by or providing services to the Corporation so long as he is employed by or providing services to Columbia/HCA or LifePoint Hospitals, Inc. (“LifePoint”) (or any Subsidiary thereof), for purposes of determining when the option will cease to be exercisable on account of termination of employment or service, and at such time as the optionee ceases to be employed by or provide services to Columbia/HCA or LifePoint (or any Subsidiary thereof), such cessation of employment or service shall be treated as though it were a cessation of employment or service with the Corporation under comparable circumstances.

(v)  For purposes hereof, the following definitions shall apply:

(a)  “Affiliate” shall mean any entity required to be aggregated with Columbia/HCA, LifePoint or Triad as appropriate, pursuant to Code sections 414(b), 414(c), 414(m) or 414(o).

(b)  “Columbia/HCA ISO” shall mean any option outstanding under a Columbia/HCA Option Plan on the date of the Spin-off that is intended to qualify as an “Incentive Stock Option” under section 422 of the Code.

(c)  “Columbia/HCA Non-Qualified Option” shall mean any stock option outstanding under a Columbia/HCA Option Plan on the date of the Spin-off that is not a Columbia/HCA ISO. Any such option shall be considered a “vested option” to the extent that it is exercisable on the date in question and shall be considered a “non-vested option” to the extent that it is not yet exercisable on such date.

(d)  “Columbia/HCA Option” shall mean a Columbia/HCA ISO or Columbia/HCA Non-Qualified Option, as the context shall indicate.

(e)  “Columbia/HCA Option Plan” shall mean any plan maintained by Columbia/HCA under which there are stock options outstanding on the date of the Spin-off.

(f)  “Ex-Dividend Date” shall mean the first trading date on which the Columbia/HCA stock shall trade on an ex-dividend basis with respect to the distribution of the Corporation’s Common Stock and LifePoint’s stock.

(g)  “Original Number of Shares” shall mean, as to any Columbia/HCA Option, the number of shares of Columbia/HCA stock covered by such option immediately prior to the Spin-off.

(h)  “Triad Business” shall mean any business conducted by Triad, or its Subsidiaries, on the date of the Spin-off.

(i)  “Triad Employee” shall mean an employee of the Corporation, or any direct or indirect Subsidiary of the Corporation that is an Affiliate thereof, on the date of the Spin-off.

(j)  “Triad Ratio” shall mean a fraction whose numerator is the closing price of the Common Stock on the trading date immediately preceding the Ex- Dividend Date and whose denominator is the closing price of the Columbia/HCA stock on such trading date immediately preceding the Ex- Dividend Date.

(k)  “Triad Share Multiple” shall mean the number of shares of Common Stock to be distributed per share of Columbia/HCA stock on the date of the Spin-off.

(l)  “Triad Terminee” shall mean any individual who is no longer employed by Columbia/HCA or any Affiliate thereof immediately prior to the Spin-off but was employed by a Triad Business immediately prior to his termination of employment from Columbia/HCA and its Affiliates. Notwithstanding anything elsewhere in the Plan to the contrary, the Committee may grant Non-qualified Stock Options, effective as of the twenty- first trading date for the Common Stock, at an exercise price equal to the Fair Market Value of the Common Stock on such date, in accordance with the attached Schedule and in accordance with such other terms as shall be established by the Committee.

[LOGO OF TRIAD HOSPITALS, INC.]

c/o National City Bank

Corporate Trust Operations

Locator 5352

P.O. Box 92301

Cleveland, OH 44101-4900

VOTE BY TELEPHONE

Have your proxy card available when you call the Toll-Free Number 1-800-542-1160 using a touch-tone telephone. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website http://www.votefast.com.You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Stock Transfer Dept. (TRI) National City Bank, P.O. Box 94945, Cleveland, OH 44101-4900.

Vote By Telephone

Call Toll-Free using a touch-tone telephone: 1-800-1160

Vote by Internet

Access the Website and cast your vote: http://www.votefast.com

Vote by Mail

Return your proxy in the Postage-Paid envelope provided

Vote 24 hours a day, 7 days a week!

Your telephone or Internet vote must be received by 11:59 p.m. eastern daylight time on May 19, 2003, in order to be counted in the final tabulation.

If you vote by telephone or Internet, please do not send your proxy by mail.

Your Control Number Is:

Please sign and date this proxy where indicated below before mailing.

¯            Please fold and detach at perforation before mailing.            ¯

---------------------------------------------------------------------------------------------------------------------------------------------------------

PROXY	PROXY

TRIAD HOSPITALS, INC.

Proxy for Annual Meeting of Stockholders on May 20, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Donald P. Fay and Thomas H. Frazier, Jr. proxies, each with the power to appoint his substitute and with authority in each to act in the absence of the other, to represent and to vote all shares of stock of Triad Hospitals, Inc. which the undersigned is entitled to vote at the 2003 Annual Meeting of Stockholders of Triad Hospitals, Inc. to be held at the offices of Triad Hospitals, Inc. at 5800 Tennyson Parkway, Plano, Texas 75240 on May 20, 2003, at 10:00 a.m., local time, and any adjournments or postponements thereof, as indicated on the proposals described in the Proxy Statement, and all other matters properly coming before the 2003 Annual Meeting of Stockholders of Triad Hospitals, Inc., or any adjournment or postponement thereof. This proxy revokes all prior proxies given by the undersigned.

Signature(s)

Signature(s)

Date: , 2003

Please sign exactly as your names appear hereon. For joint accounts, both owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

¯    Please fold and detach card at perforation before mailing.    ¯

PROXY	TRIAD HOSPITALS, INC.	PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 THROUGH 4. PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER ☒ USING DARK INK ONLY. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1 THROUGH 4.

1. ELECTION of Directors
Nominees: (01) Dale V. Kesler	(02) Barbara A. Durand, R.N., Ed.D	(03) Donald B. Halverstadt, M.D.

❑ FOR all nominees listed above (except as listed to the contrary below)	❑ WITHHOLD AUTHORITY to vote for all nominees listed above.

To withhold authority to vote for any individual nominee, write that nominee’s name on the line below.

	FOR	AGAINST	ABSTAIN
2. RATIFICATION of Ernst & Young LLP as independent auditors.	❑	❑	❑

3. APPROVAL of an amendment to the Triad Hospitals, Inc. Outside Directors Stock and Incentive Compensation Plan to increase the number of authorized shares thereunder from 500,000 to 750,000.	❑	❑	❑

4. APPROVAL of an amendment to the Triad Hospitals, Inc. 1999 Long-Term Incentive Plan to increase the number of authorized shares thereunder from 14,000,000 to 16,500,000.	❑	❑	❑

❑ Mark here if you plan to attend the 2003 Annual Meeting.

IMPORTANT—THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.